    As filed with the Securities and Exchange Commission on November 7, 1996
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              --------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                              STORAGE TRUST REALTY
             (Exact name of Registrant as specified in its charter)



                MARYLAND                               43-1689825
         (State of organization)         (I.R.S. Employer Identification Number)


2407 RANGELINE STREET       MICHAEL G. BURNAM           COPY TO:
COLUMBIA, MISSOURI 65202    2407 RANGELINE STREET
(573) 499-4799              COLUMBIA, MISSOURI 65202    Edward J. Schneidman
(Address, including zip     (573) 499-4799              Mayer, Brown & Platt
code, and telephone         (Name, address,             190 South LaSalle Street
number, including area      including zip code,         Chicago, Illinois 60603
code, of Registrant's       and telephone number,
principal executive         including area code,
offices)                    of agent for service)


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / / ___________________


      If this form is a post-effective amendment filed pursuant to Rule 462(e) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / / ___________________


      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /


                              --------------------

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                     PROPOSED MAXIMUM          PROPOSED MAXIMUM         AMOUNT OF
TITLE OF EACH CLASS OF SECURITY TO BE                               AGGREGATE PRICE PER    AGGREGATE OFFERING PRICE    REGISTRATION
             REGISTERED                  AMOUNT TO BE REGISTERED       SECURITY<F1>                  <F1>                  FEE
====================================================================================================================================
Common Shares of Beneficial Interest,
par value $0.01 per share                     957,557 shares              $23.125                $22,143,506              $6,711
====================================================================================================================================

<F1>  Estimated solely for purposes of determining the registration fee, based on the average of the high and low sales price on the New York Stock Exchange on November 4, 1996.


                              --------------------


      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *
* INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A       *
* REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE *
* SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR    *
* MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT  *
* BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR *
* THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE    *
* SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE  *
* UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS   *
* OF ANY SUCH STATE.                                                          *
* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

PROSPECTUS
----------


                             SUBJECT TO COMPLETION
                PRELIMINARY PROSPECTUS DATED NOVEMBER 7, 1996

                                 957,557 SHARES
                              STORAGE TRUST REALTY
                                 COMMON SHARES


      This Prospectus relates to (i) the possible issuance by Storage Trust Realty (the "Company") of up to 858,275 common shares (the "Exchange Shares") of beneficial interest, par value $.01 per share ("Common Shares"), of the Company if, and to the extent that, holders of up to 858,275 units (the "Original Units") of limited partnership interest ("Units") in Storage Trust Properties, L.P. (the "Operating Partnership"), of which the Company is the sole general partner, exchange such Original Units for Common Shares, (ii) the offer and sale from time to time of up to 99,282 Common Shares (the "Original Shares") by the holders thereof and (iii) the offer and sale from time to time of any Exchange Shares that may be issued to persons who may be affiliates of the Company (such persons, together with the holders of the Original Shares, the "Selling Shareholders") by such persons. The Original Shares and the Original Units were issued in connection with the Formation Transactions (as herein defined) and in exchange for certain assets after the consummation of the Formation Transactions. The Company is registering the Exchange Shares and Original Shares, as required under the terms of the Registration Rights and Lock-Up Agreement, dated as of November 16, 1994 (the "Registration Rights Agreement") by and among the Company and the holders of Original Shares and Original Units, to provide the holders thereof with freely tradeable securities, but the registration of the Exchange Shares and Original Shares does not necessarily mean that any of such Common Shares will be issued by the Company or be offered or sold by the holders thereof, as applicable. See "Registration Rights."

      The Common Shares are listed on the New York Stock Exchange (the "NYSE") under the symbol "SEA." To ensure that the Company maintains its qualification as a real estate investment trust ("REIT") for Federal income tax purposes, it expects to continue to pay regular quarterly distributions to its shareholders. In addition, the Declaration of Trust of the Company restricts the ownership of more than 6% of the Common Shares by any person or affiliated group, with certain exceptions. See "Description of Common Shares--Restrictions on Transfer." On November 6, 1996, the last reported sale price of the Common Shares on the NYSE was $23.375.

      The Selling Shareholders may from time to time offer and sell Exchange Shares and Original Shares held by them (collectively, the "Secondary Shares") directly or through agents or broker-dealers on terms to be determined at the time of sale. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." Each of the Selling Shareholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the Secondary Shares to be made directly or through agents.

      The Company will not receive any of the proceeds from the issuance of the Exchange Shares to the holders of the Original Units or the sale of any Secondary Shares by the Selling Shareholders but has agreed to bear certain expenses of registration of the Exchange Shares and the Secondary Shares under Federal and state securities laws. The Company will acquire one Unit in the Operating Partnership in exchange for each Exchange Share that the Company may issue to Unit holders pursuant to the Registration Statement of which this Prospectus is a part.

      The Selling Shareholders and any agents or broker-dealers that participate with the Selling Shareholders in the distribution of Secondary Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Secondary Shares may be deemed to be underwriting commissions or discounts under the Securities Act. See "Registration Rights" for indemnification arrangements between the Company and the Selling Shareholders.
                               -----------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

  THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                               -----------------

               The date of this Prospectus is ------------, 1996.

      NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON SHARES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.


                      TABLE OF CONTENTS
                                                  PAGE
Available Information                                2
Incorporation by Reference                           3
The Company                                          4
Use of Proceeds                                      4
The Original Shares and the Original Units           4
Description of Common Shares                         5
Certain Provisions of Maryland Law and
  of the Company's Declaration of Trust
  and Bylaws                                         8
Description of Units                                11
Exchange of Units                                   17
Registration Rights                                 32
Selling Shareholders                                33
Federal Income Tax Considerations                   35
Certain United States Tax Consequences
  for Non-U.S. Shareholders                         43
Plan of Distribution                                46
Experts                                             47
Legal Matters                                       47

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy material and other information concerning the Company can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, such material can also be obtained from the Commission's Web site at http://www.sec.gov. Such reports, proxy material and other information concerning the Company also may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This prospectus ("Prospectus"), which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which are omitted as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the content of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                               INCORPORATION BY REFERENCE

      The following documents filed by the Company with the Commission (File No. 1-13462) pursuant to the Exchange Act are incorporated by reference in this Prospectus:

      (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

      (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

      (3) The Company's Current Reports on Form 8-K dated March 5, 1996 (filed March 13, ,1996), May 24, 1996 (filed June 7, 1996),
          June 25, 1996 (filed June 25, 1996) and September 16, 1996 (filed October 29, 1996); and

      (4) Description of the Common Shares included in the Registration Statement on Form 8-A dated October 14, 1994 (filed October 14,
          1994).


      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which is or is deemed to be incorporated by reference herein, modifies or supersedes any such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any of the foregoing documents incorporated herein by reference (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Storage Trust Realty, 2407 Rangeline Street, Columbia, Missouri 65202, Attention: Secretary, telephone (573) 499-4799.

                                  THE COMPANY

      The Company and its affiliates constitute a self-administered and self-managed real estate investment trust (a "REIT") which was organized in November 1994 to continue and expand the self-storage facility business conducted by Burnam Holding Companies Co. and certain of its affiliates (collectively, "BHC" or the "Predecessor Company") since 1974. The Company and its affiliates own, manage, lease, acquire and develop self-storage facilities. The Company owns and operates self-storage facilities ("Facilities") in the Southern, Mid-Atlantic, Midwestern and Western regions of the United States. The Company offers a broad range of features and amenities to its customers, including uniformed customer service-oriented facility managers, door alarms, lighting systems, video cameras, twenty-four hour computer-controlled access, climate-controlled storage spaces, attractive buildings and wide drive aisles.

      The business of the Company is operated through Storage Trust Properties, L.P. (the "Operating Partnership") and Storage Realty Management Co. (the "Subsidiary Company"). Substantially all of the Company's assets and interest in self-storage facilities are held by, and all of its operations are conducted through, the Operating Partnership. The Company is the sole general partner of, and thereby controls, pursuant to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement"), the operations of, the Operating Partnership, holding an approximately 93.8% (as of October 31, 1996) ownership interest therein. The remaining Units in the Operating Partnership are primarily held by certain owners of the Predecessor Company, including BHC (collectively, "Original Investors"), and certain former owners of self-storage facilities and related assets acquired by the Operating Partnership subsequent to the Company's initial public offering of Common Shares. As of October 31, 1996, BHC held an approximately 2.0% interest in the Operating Partnership and the holders of Original Units other than BHC held an approximately 4.2% interest in the Operating Partnership. The Subsidiary Company manages Facilities owned by unrelated third parties and conducts various other businesses, such as the sale of locks and the processing of customer property insurance, at various Facilities. Through its ownership of the preferred stock of the Subsidiary Company, the Operating Partnership enjoys substantially all of the economic benefit of the business carried on by the Subsidiary Company.

      The Company was formed as a Maryland real estate investment trust on July 12, 1994. The Company's executive offices are located at 2407 Rangeline Street, Columbia, Missouri 65202 and its telephone number is (573) 499-4799.

                                USE OF PROCEEDS

      The Company will not receive any of the proceeds from the issuance of the Exchange Shares to the holders of the Original Units or the sale of any Secondary Shares by the Selling Shareholders but has agreed to bear certain expenses of registration of the Exchange Shares and the Secondary Shares under Federal and state securities laws. The Company will acquire one Unit in the Operating Partnership in exchange for each Exchange Share that the Company may issue to Unit holders pursuant to the Registration Statement of which this Prospectus is a part.



                   THE ORIGINAL SHARES AND THE ORIGINAL UNITS

      In November 1994, the Company completed (i) an initial public offering of 5,760,000 Common Shares (the "Initial Offering"), (ii) a concurrent private placement of 50,000 Common Shares to Burnam Storage Associates, L.L.C., an affiliate of Burnam Holding Companies Co., and (iii) business combinations and transfers of assets pursuant to which the Operating Partnership and the Subsidiary Company acquired certain assets, including 71 self-storage facilities and joint venture interests in seven self-storage facilities, (the foregoing transactions being referred to herein as the "Formation Transactions"). The Original Shares and 288,608 of the Original Units were issued in connection with the Formation Transactions. The remainder of the Original Units were issued, subsequent to the Initial Offering, in transactions involving the acquisition of eight self-storage facilities, and related management rights with respect to four of these self-storage facilities, and the remaining joint venture interests in five of the seven self-storage facilities in which the Operating Partnership acquired joint venture interests in the Formation Transactions.


                          DESCRIPTION OF COMMON SHARES

GENERAL

      The Second Amended and Restated Declaration of Trust of the Company (the "Declaration of Trust") provides that the Company may issue up to 150,000,000 shares of beneficial interest, $.01 par value per share, consisting of common shares and such other types or classes of securities of the Company as the Trustees may create and authorize from time to time and designate as representing a beneficial interest in the Company. No holder of any class of shares of beneficial interest of the Company has any preemptive right to subscribe to any securities of the Company except as may be granted by the Board of Trustees in authorizing the issuance or reclassification of a class of shares of beneficial interest. For a description of certain provisions that could have the effect of delaying, deferring or preventing a change in control, see "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws."

      The following description of certain general terms and provisions of the Common Shares does not purport to be complete and is in all respects subject to and qualified in its entirety by reference to the applicable provisions of Maryland law as well as the Declaration of Trust and the Amended and Restated Bylaws of the Company (the "Bylaws"), which are filed as exhibits to the Registration Statement of which this Prospectus is a part. For further information regarding the Common Shares, see "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws."

      All the Common Shares covered by the Registration Statement of which this Prospectus is a part are, or will be, when issued, duly authorized, fully paid and, except as described under "Shareholder Liability" below, non-assessable. Subject to the provisions of the Declaration of Trust regarding Excess Shares (as defined therein), each outstanding Common Share entitles the holder thereof to one vote on all matters voted on by shareholders, including the election of Trustees. Holders of Common Shares do not have the right to cumulate their votes in the election of Trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the Trustees then standing for election. Distributions may be paid to the holders of Common Shares if and when declared by the Board of Trustees of the Company out of funds legally available therefor, subject to the provisions of the Declaration of Trust regarding Excess Shares. The Company currently pays regular quarterly dividends. Holders of Common Shares have no conversion, redemption, preemptive or exchange rights to subscribe to any securities of the Company. If the Company is liquidated, each outstanding Common Share will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all known debts and liabilities of the Company and the rights of holders of any preferred shares of beneficial interest of the Company. The rights of holders of Common Shares are subject to the rights and preferences established by the Board of Trustees for any preferred shares of beneficial interest which may subsequently be issued by the Company.


EXCHANGE OF UNITS FOR COMMON SHARES

      Beginning on November 16, 1996 (or earlier with the consent of the Company), any holder of Units may, subject to certain limitations, exchange any number of Units for an equal number of Common Shares pursuant to the terms of the Partnership Agreement. Certain holders of Units have agreed not to exchange Units until later dates. Upon receipt of a request to exchange Units for Common Shares, the Company, in its sole discretion, may elect to pay cash, in an amount equal to the fair market value of that number of Common Shares for which an exchange notice has been received. The Company presently anticipates that it will elect to issue Common Shares in connection with each request for exchange of Units for Common Shares. With each exchange of Units for Common Shares or cash, the Company's ownership interest in the Operating Partnership will increase.

PREFERRED SHARES

      No preferred shares of beneficial interest of the Company are currently issued or outstanding. The Board of Trustees is empowered by the Declaration of Trust, without the approval of the shareholders, to cause preferred shares of beneficial interest to be issued in one or more series and to determine, among other things, the number of preferred shares of each series and the rights, preferences, powers and limitations of each series which may be senior to the rights of Common Shares. The issuance of preferred shares of beneficial interest could have the effect of delaying or preventing a change in control of the Company. The Board of Trustees has no present plans to issue any preferred shares of beneficial interest.


RESTRICTIONS ON TRANSFER

      Ownership Limits. The Declaration of Trust contains certain restrictions on the number of Common Shares that individual shareholders may own. For the Company to qualify as a REIT under the Code, no more than 50% in value of its shares of beneficial interest (after taking into account options to acquire shares of beneficial interest and shares of beneficial interest issuable on conversion of convertible securities) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities and constructive ownership among specified family members) during the last half of a taxable year (other than the first taxable year) or during a proportionate part of a short taxable year. The Common Shares must also be beneficially owned (other than during the first taxable year) by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year. Because the Company expects to qualify as a REIT, the Declaration of Trust contains restrictions on the acquisition of Common Shares intended to ensure compliance with these requirements.

      Subject to certain exceptions specified in the Declaration of Trust, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 6% (the "Ownership Limit") of the number or value of the issued and outstanding shares of beneficial interest of the Company. The Company's Board of Trustees, upon receipt of a ruling from the Internal Revenue Service (the "Service") or an opinion of counsel or other evidence satisfactory to the Board of Trustees and upon such other conditions as the Board of Trustees may direct, may also exempt a proposed transferee from the Ownership Limit. As a condition of such exemption, the proposed transferee must give written notice to the Company of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the Ownership Limit. The Board of Trustees of the Company may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT.
Any transfer of shares that would (i) create a direct or indirect ownership of shares in excess of the Ownership Limit, (ii) result in the shares being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution) as provided in Section 856(a) of the Code, or (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void ab initio, and the intended transferee will acquire no rights to the shares. The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines, which determination must be approved by the shareholders, that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

      The Company's Board of Trustees has, by resolution, excluded from the foregoing ownership restriction BHC and Gordon Burnam, Bonnie Burnam,
Kimberly Flower, P. Crismon Burnam, Michael G. Burnam, Timothy B. Burnam, any member of their respective immediate families and any of their respective affiliates, heirs, devisees, legal representatives, successors or beneficiaries (the "Burnam Family"), who collectively may own up to 25% of the outstanding shares of beneficial interest of the Company as a group. Additionally, the Declaration of Trust excludes from the foregoing ownership restriction certain Original Investors (and their transferees) who would exceed the Ownership Limit as a result of the exchange of Units for Common Shares. In no event will such persons be entitled to acquire additional shares of beneficial interest of the Company such that the five largest beneficial owners of shares of beneficial interest of the Company hold more than 50% of the total outstanding shares.

      Any shares the purported transfer of which would result in a person owning shares of beneficial interest in excess of the Ownership Limit or cause the Company to become "closely held" under Section 856(h) of the Code that is not otherwise permitted as provided above will constitute excess shares ("Excess Shares"), which will be transferred pursuant to the Declaration of Trust to a party not affiliated with the Company designated by the Company as the trustee of a trust for the exclusive benefit of an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board of Trustees as the beneficiary or beneficiaries of the trust (the "Charitable Beneficiary"), until such time as the Excess Shares are transferred to a person whose ownership will not violate the restrictions on ownership. While these Excess Shares are held in trust, they will not be entitled to share in any distributions which will be paid to the trust for the benefit of the Charitable Beneficiary and may only be voted by the trustee for the benefit of the Charitable Beneficiary. Subject to the Ownership Limit, the Excess Shares shall be transferred by the trustee at the direction of the Company to any person (if the Excess Shares would not be Excess Shares in the hands of such person). The purported transferee will receive the lesser of (i) the price paid by the purported transferee for the Excess Shares (or, if no consideration was paid, fair market value on the day of the event causing the Excess Shares to be held in trust) and (ii) the price received from the sale or other disposition of the Excess Shares held in trust. Any proceeds in excess of the amount payable to the purported transferee will be paid to the Charitable Beneficiary. In addition, such Excess Shares held in trust are subject to purchase by the Company for a 90 day period at a purchase price equal to the lesser of (i) the price paid for the Excess Shares by the purported transferee (or, if no consideration was paid, fair market value at the time of the event causing the shares to be held in trust) and (ii) the fair market value of the Excess Shares on the date the Company elects to purchase. Fair market value, for these purposes, means the last reported sales price reported on the NYSE on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which the relevant class of shares of beneficial interest may be traded, or if not then traded over or through any exchange or quotation system, then the market price on the relevant date as determined in good faith by the Board of Trustees of the Company.

      From and after the purported transfer to the purported transferee of the Excess Shares, the purported transferee shall cease to be entitled to distributions, voting rights and other benefits with respect to the Excess Shares except the right to payment on the transfer of the Excess Shares as described above. Any distribution paid to a purported transferee on Excess Shares prior to the discovery by the Company that such Excess Shares have been transferred in violation of the provisions of the Declaration of Trust shall be repaid, upon demand, to the Company, which shall pay any such amounts to the trust for the benefit of the Charitable Beneficiary. If the foregoing transfer restrictions are determined to be void, invalid or unenforceable by any court of competent jurisdiction, the purported transferee of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.

      All certificates representing shares of beneficial interest will bear a legend referring to the restrictions described above.

      All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage between 1/2 of 1% and 5%, as provided in the rules and regulations promulgated under the
Code) of the number or value of the outstanding shares of beneficial interest of the Company must give a written notice containing certain information to the Company by January 31 of each year. In addition, each shareholder shall upon demand be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of shares of beneficial interest as the Board of Trustees deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to determine the Company's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

      These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Common Shares might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

SHAREHOLDER LIABILITY

      Both Maryland statutory law governing real estate investment trusts organized under the laws of that state (the "Maryland REIT Law") and the Declaration of Trust provide that no shareholder of the Company will be personally liable for any obligations of the Company (other than the obligation to pay to the Company the consideration for which shares were or are to be issued) solely by virtue of his status as a shareholder. The Declaration of Trust further provides that the Company shall indemnify each shareholder against claims or liabilities to which the shareholder may become subject by reason of his being or having been a shareholder, and that the Company shall reimburse each shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, unless such claim or liability arises out of the shareholder's bad faith, willful misconduct or gross negligence, and provided that the shareholder gives prompt notice as to any such claims or liabilities and takes such action as will permit the Company to conduct the defense thereof. In addition, it is the Company's policy to include a clause in its contracts, including the Partnership Agreement of the Operating Partnership, which provides that shareholders assume no personal liability for obligations entered into on behalf of the Company. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, a shareholder may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Company. Inasmuch as the Company carries public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders.

TRANSFER AGENT AND REGISTRAR

      Boatmen's Trust Company (510 Locust Street, St. Louis, Missouri 63178) has been appointed as transfer agent and registrar for the Common Shares.


CLASSIFICATION OR RECLASSIFICATION OF COMMON SHARES OR PREFERRED
SHARES

      The Company's Declaration of Trust authorizes the Trustees to classify or reclassify any unissued Common Shares or preferred shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of such shares.


                   CERTAIN PROVISIONS OF MARYLAND LAW AND OF
                 THE COMPANY'S DECLARATION OF TRUST AND BYLAWS

      The following paragraphs summarize material provisions of Maryland law, the Declaration of Trust and the Bylaws. The summary does not purport to be complete and reference is made to Maryland law as well as the Declaration of Trust and the Bylaws, which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

BOARD OF TRUSTEES

      The Declaration of Trust and the Bylaws provide that the number of Trustees of the Company may be established by a majority of a quorum of the entire Board of Trustees but may not be fewer than three nor more than fifteen. The Declaration of Trust provides that a majority of the Trustees must be persons who are not affiliated with any member of the Burnam Family or officers or employees of the Company ("Independent Trustees"). Any vacancy on the Board of Trustees will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining Trustees (even if less than a quorum), except that a vacancy resulting from an increase in the number of Trustees will be filled by a majority of the entire Board of Trustees and, in the event that a majority of the Board of Trustees are not Independent Trustees by reason of the resignation or removal of one or more Independent Trustees or otherwise, the remaining Independent Trustees (or, if there are no Independent Trustees, the remaining members of the Board of Trustees) shall promptly elect that number of Independent Trustees necessary to cause the Board of Trustees to include a majority of Independent Trustees.

      Pursuant to the terms of the Declaration of Trust, the Trustees are divided into three classes, holding office initially for one-year, two-year and three-year terms, respectively. As these initial terms expire, Trustees in each class are elected for terms of three years and until their successors are duly elected and qualified. The Company believes that classification of the Board of Trustees will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Trustees.

      The classified Trustee provision could have the effect of making the removal of incumbent Trustees more time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board of Trustees.

      Holders of Common Shares have no right to cumulative voting for the election of Trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of Common Shares voting together as a single class will be able to elect all of the successors of the Trustees whose terms expire at that meeting. Trustees may be removed at any time by the affirmative vote of the holders of two-thirds of the Common Shares.

BUSINESS COMBINATIONS

      Under the Maryland General Corporation Law, as amended from time to time (the "MGCL"), as applicable to Maryland real estate investment trusts, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and any person who beneficially owns 10% or more of the voting power of the shares of the trust or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of beneficial interest of the trust (an "Interested Shareholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Shareholder became an Interested Shareholder. Thereafter, any such business combination must be
(a) recommended by the Board of Trustees of such trust and (b) approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the trust and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares (other than voting shares held by the Interested Shareholder with whom the business combination is to be effected or by an affiliate or associate thereof), voting together as a single group, unless, among other things, the company's common shareholders receive a minimum price (as defined in the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for his shares. These provisions of Maryland law do not apply, however, to business combinations with a particular Interested Shareholder or its existing or future affiliates that are approved or exempted by the board of trustees of the trust prior to the time that the Interested Shareholder becomes an Interested Shareholder or if the original declaration of trust includes a provision electing not to be governed, in whole or in part, as to business combinations generally, specifically or generally by types, as to identified or unidentified existing or future

Interested Shareholders or their affiliates. The Declaration of Trust, in accordance with Maryland law, exempts the Burnam Family from the foregoing restrictions. As a result, members of the Burnam Family may be able to enter into business combinations with the Company, which may not be in the best interests of the shareholders, without compliance by the Company with the super-majority voting requirements and the other provisions of the statute.

CONTROL SHARE ACQUISITIONS

      The MGCL, as applicable to Maryland real estate investment trusts, imposes limitations on the voting rights of shares acquired in a "control share acquisition" relating to a Maryland real estate investment trust. The MGCL defines a "control share acquisition" as the acquisition of "control shares," which is defined as voting shares that would entitle the acquiror to exercise voting power in electing trustees in excess of the following levels of voting power: 20%, 33%, and 50%. The MGCL requires a two-thirds shareholder vote (excluding shares owned by the acquiring person and certain members of management) to accord voting rights to shares acquired in a control share acquisition. The MGCL also requires a Maryland real estate investment trust to hold a special meeting at the request of an actual or proposed control share acquiror generally within 50 days after a request is made with the submission of an "acquiring person statement," but only if the acquiring person (a) delivers a written undertaking to pay the expenses of such special meeting or, if required by the Board of Trustees, posts a bond for the cost of the meeting and (b) submits a definitive financing agreement to the extent that financing is not provided by the acquiring person. In addition, unless the charter or bylaws provide otherwise, the MGCL gives a Maryland real estate investment trust, within certain time limitations, various redemption rights if there is a shareholder vote on the issue and the grant of voting rights is not approved, or if an "acquiring person statement" is not delivered to the target company within 10 days following a control share acquisition. Moreover, unless the charter or bylaws provide otherwise, the MGCL provides that if, before a control share acquisition occurs, voting rights are accorded to the control shares which results in the acquiring person having a majority of voting power, then minority shareholders are entitled to appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or
(b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust. The Declaration of Trust, in accordance with Maryland law, contains a provision exempting acquisitions of shares by the Burnam Family from the foregoing provisions.

AMENDMENT TO THE DECLARATION OF TRUST

      The Declaration of Trust may be amended only by the affirmative vote or written consent of the holders of not less than a majority of all of the shares of beneficial interest entitled to vote on the matter, except that the Trustees by a two-thirds vote may amend provisions of the Declaration of Trust from time to time to qualify as a real estate investment trust under the Code and the Maryland REIT Law.

TERMINATION OF THE COMPANY

      The Declaration of Trust permits the termination of the Company and the discontinuation of the operations of the Company by the affirmative vote or written consent of the holders of not less than two-thirds of the outstanding shares of beneficial interest.

ADVANCE NOTICE OF TRUSTEE NOMINATIONS AND NEW BUSINESS

      The Bylaws provide that (a) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to the Company's notice of the meeting, (ii) by or at the direction of the Board of Trustees, or (iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws, and (b) with respect to special meetings of shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of shareholders, and, if the Board of Trustees has determined that Trustees shall be elected at any such meeting, nominations of persons for election to the Board of Trustees may be made only on terms similar to those for annual meetings.

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE DECLARATION OF TRUST AND BYLAWS

      The business combination provisions and the control share acquisition provisions of the MGCL, the provisions of the Declaration of Trust on classification of the Board of Trustees and removal of Trustees and the advance notice provisions of the Bylaws could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise be in their best interest.


                              DESCRIPTION OF UNITS

      Substantially all of the Company's assets (including the Company's interest in self-storage facilities) are held by, and its operations conducted through, the Operating Partnership. The Company is the sole general partner of the Operating Partnership and as of October 31, 1996 held an approximately 93.8% ownership interest therein. The remaining ownership interests in the Operating Partnership are held by the holders of the Original Units. As of October 31, 1996, BHC held an approximately 2.0% interest in the Operating Partnership and the holders of Original Units other than BHC held an approximately 4.2% interest in the Operating Partnership. See "The Original Shares and the Original Units." Certain terms and provisions of the Units, including a summary of certain provisions of the Partnership Agreement, are set forth below. The following description of the terms and provisions of the Units and certain other matters does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of Delaware law and the Partnership Agreement. The Partnership Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part. For a comparison of the voting and other rights of holders of Units, on the one hand, and shareholders of the Company, on the other hand, see "Exchange of Units--Comparison of Ownership of Units and Ownership of Common Shares."

GENERAL

      Holders of Units (other than the Company in its capacity as general partner) hold limited partner interests in the Operating Partnership, and all holders of Units (including the Company in its capacity as general partner) are entitled to share in cash distributions from, and in the profits and losses of, the Operating Partnership. Each Unit is expected to receive distributions in the same amount as paid on each Common Share.

      Holders of Units have the rights to which limited partners are entitled under the Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act (the "Act"). The Units have not been registered pursuant to the Federal or state securities laws and have not been listed on any exchange or quoted on any national market system. The Units cannot be sold, assigned, pledged or otherwise disposed of by a holder unless they are so registered or an exemption from registration is available.

PURPOSES, BUSINESS AND MANAGEMENT

      The purpose of the Operating Partnership includes the conduct of any business that may be conducted lawfully by a limited partnership formed under the Act, except that the Partnership Agreement requires the business of the Operating Partnership to be conducted in such a manner that will permit the Company to be classified as a REIT, unless the Company notifies the Operating Partnership that it intends to cease or has ceased to qualify as a REIT. Subject to the foregoing limitations, the Operating Partnership may enter into partnerships, joint ventures or similar arrangements and may own interests in other entities.

      The Company, as general partner of the Operating Partnership, has the exclusive power and authority to conduct the business of the Operating Partnership subject to the consent of the limited partners in certain limited circumstances discussed under "Exchange of Units--Comparison of Ownership of Units and Ownership of Common Shares--Management Control" below. No limited partner may take part in the management or control of the business of the Operating Partnership by virtue of being a holder of Units.

ABILITY TO ENGAGE IN OTHER BUSINESSES; CONFLICTS OF INTEREST

      The Company, as general partner of the Operating Partnership, may not conduct any business other than the business of the Operating Partnership. Other persons are not prohibited under the Partnership Agreement from engaging in other business activities and will not be required to present any business opportunities to the Operating Partnership. The Company, however, has entered into non-competition agreements with certain of the Company's officers and Trustees, who are also beneficial owners of BHC or other Unitholders, which agreements are designed to minimize the effects of potential conflicts of interest.

DISTRIBUTIONS; ALLOCATIONS OF INCOME AND LOSS

      The Partnership Agreement provides for the distribution, not less frequently than quarterly, of Available Cash, as determined in the manner provided in the Partnership Agreement, to the Company and the limited partners in proportion to their respective percentage interests in the Operating Partnership, subject to any preferential rights of any preferred units in the Operating Partnership which may be issued in connection with the issuance of preferred shares of beneficial interest of the Company. "Available Cash" is generally defined as all cash revenues and funds received by the Operating Partnership from whatever source (excluding proceeds of any capital contributions), plus the amount of any reduction in the reserves of the Operating Partnership and less payments on indebtedness, cash expenditures, investments and increases in reserves. Subject to the Operating Partnership's ability to issue preferred units in connection with an issuance of preferred shares of beneficial interest of the Company, neither the Company nor the limited partners are entitled, pursuant to the Partnership Agreement, to any preferential or disproportionate distributions of Available Cash. The Partnership Agreement generally provides for the allocation to the Company, as general partner, and the limited partners of items of Operating Partnership income and loss in accordance with their respective percentage interests in the Operating Partnership.

BORROWING BY THE PARTNERSHIP

      The Company is authorized to cause the Operating Partnership to borrow money and to issue and guarantee debt as it deems necessary for the conduct of the activities of the Operating Partnership. Such debt may be secured by mortgages, deeds of trust, liens or encumbrances on the Facilities and the other assets of the Operating Partnership. The Company also may cause the Operating Partnership to borrow money to enable the Operating Partnership to make distributions in an amount sufficient to permit the Company, so long as it qualifies as a REIT, to avoid the payment of any Federal income tax.

REIMBURSEMENT OF COMPANY; TRANSACTIONS WITH THE GENERAL PARTNER AND ITS
AFFILIATES

      The Company does not receive any compensation for its services as general partner of the Operating Partnership. The Company, however, as the general partner of the Operating Partnership, has the rights to allocations and distributions described under "Distributions; Allocations of Income and Loss" above. In addition, the Operating Partnership reimburses the Company for all expenses it incurs relating to the Operating Partnership's ownership of its assets and the operation of the Operating Partnership. Such expenses include, without limitation, those incurred in connection with the administration and activities of the Operating Partnership, such as maintenance of the books and records of the Operating Partnership, management of the Operating Partnership's properties and assets, and preparation of information respecting the Operating Partnership provided to the partners in connection with the preparation of their individual tax returns.

      Pursuant to the Partnership Agreement, the Company and its affiliates may not engage in any transactions with the Operating Partnership except on terms that are fair and reasonable and no less favorable to the Operating Partnership than would be obtained from an unaffiliated third party.

LIABILITY OF GENERAL PARTNER AND LIMITED PARTNERS

      The Company, as general partner of the Operating Partnership, is liable for all general recourse obligations of the Operating Partnership to the extent not paid by the Operating Partnership. The Company is not liable for the nonrecourse obligations of the Operating Partnership.

      The limited partners of the Operating Partnership are not required to make additional contributions to the Operating Partnership. Assuming that a limited partner does not take part in the control of the business of the Operating Partnership and otherwise acts in conformity with the provisions of the Partnership Agreement, the liability of the limited partner for obligations of the Operating Partnership under the Partnership Agreement and the Act is limited, subject to certain limited exceptions, generally to the loss of the limited partner's investment in the Operating Partnership represented by such limited partner's Units. The Partnership Agreement provides that the Company, as general partner of the Operating Partnership, may not, without the written consent of all of the limited partners, perform any act that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability except as provided in the Partnership Agreement or under the Act.

      The Operating Partnership is qualified to conduct business in each state in which it owns a Facility and may qualify to conduct business in other jurisdictions. Maintenance of limited liability may require compliance with certain legal requirements of those jurisdictions and certain other jurisdictions. Limitations on the liability of a limited partner for the obligations of a limited partnership have not clearly been established in many states; accordingly, if it were determined that the right, or exercise of the right by the limited partners, to make certain amendments to the Partnership Agreement or to take other action pursuant to the Partnership Agreement constituted "control" of the Operating Partnership's business for the purposes of the statutes of any relevant state, the limited partners might be held personally liable for the Operating Partnership's obligations.

EXCULPATION AND INDEMNIFICATION OF THE GENERAL PARTNER

      The Partnership Agreement generally provides that the Company, as general partner of the Operating Partnership, will incur no liability for monetary damages to the Operating Partnership or any limited partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission, unless (i) the Company actually received an improper benefit in money, property or services (in which case such liability shall be for the amount of the benefit so received) or (ii) the Company's act or omission was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated. In addition, the Company is not responsible for any misconduct or negligence on the part of its agents, provided the Company appointed such agents in good faith. The Company may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action it takes or omits to take in reliance upon the opinion of such persons, as to matters that the Company reasonably believes to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

      The Company is under no obligation to consider the tax consequences to individual limited partners of any action taken by it in exercising its authority under the Partnership Agreement. The Company intends to make decisions in its capacity as general partner of the Operating Partnership so as to maximize the profitability of the Company as a whole, independent of the tax effects on the limited partners.

      The Partnership Agreement also provides for indemnification of the Company, the officers of the Operating Partnership, the Trustees and officers of the Company, and such other persons as the Company may from time to time designate against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings that relate to the operation of the Operating Partnership unless it is established that: (1) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified person actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Pursuant to the provisions of the Partnership Agreement, such indemnification will be made only out of the assets of the Operating Partnership.

SALES OF ASSETS

      Under the Partnership Agreement, the Company generally has the exclusive authority to determine whether, when and on what terms the assets of the Operating Partnership (including the Facilities) will be sold.

REMOVAL OF THE GENERAL PARTNER; TRANSFER OF THE GENERAL PARTNER'S
INTEREST

      The Partnership Agreement provides that the limited partners may not remove the Company as general partner of the Operating Partnership with or without cause. The Company may not transfer any of its interests in the Operating Partnership except to the extent necessary to permit the Company to acquire Excess Shares pursuant to Article 3 of the Declaration of Trust of the Company or in connection with a merger, consolidation, other combination with another person, sale of all or substantially all of its assets, reclassification, recapitalization or change in outstanding Common Shares. With certain limited exceptions, the Company also may not engage in a transaction described in the foregoing sentence unless (i) the transaction will not involve a sale or exchange of the limited partners' Units for Federal income tax purposes or (ii) the transaction includes a transaction as a result of which the limited partners will receive for each Unit an amount of consideration (without taking into account any tax considerations) equal to the greatest amount of consideration paid for one Common Share during the period since the consummation of the transaction; provided, however, that the Company may merge with another entity if immediately after such merger substantially all of the assets of the surviving entity, other than the Units held by the Company, are contributed to the Operating Partnership in exchange for Units with a fair market value equal to the value of such assets determined in accordance with Section 704(c) of the Code.

RESTRICTIONS ON TRANSFER OF UNITS BY LIMITED PARTNERS

      Subject to certain limitations, a limited partner may, after November 16, 1996, transfer all or any portion of his interest in the Operating Partnership, or any such limited partner's rights as a limited partner, without the prior written consent of the Company. Certain holders of Units have agreed not to transfer Units until later dates. In order to effect such transfer, the limited partner must deliver to the Company a duly executed copy of the instrument making such transfer, and such instrument must evidence the written acceptance by the assignee of all of the terms and conditions of the Partnership Agreement and represent that such assignment was made in accordance with all applicable laws and regulations. The Company may prohibit any transfer if such transfer would require the filing of a registration statement under the Securities Act or otherwise violate any Federal or state securities laws or regulations applicable to the Operating Partnership or the Units. A limited partner shall have the right to substitute a transferee as a limited partner in his place without the consent of the general partner only if such transferee is an affiliate of the limited partner or a member of the immediate family of the limited partner. With respect to any other transfers, the Company shall have the right to consent to the admission of a transferee as a substituted limited partner, which consent may be given or withheld by the Company in its sole and absolute discretion. The Company's failure or refusal to permit a transferee to become a substituted limited partner shall not give rise to any cause of action against the Operating Partnership or any partner.

      A transferee who has been admitted as a substituted limited partner in accordance with the Operating Partnership Agreement shall have all the rights and powers and be subject to all the restrictions and liabilities of a limited partner under the Partnership Agreement. If the Company, in its sole and absolute discretion, does not consent to the admission of any transferee as a substituted limited partner, such transferee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Operating Partnership and the share of net income, net losses, gain, loss and recapture income attributable to the Units assigned to such transferee, but shall not be deemed to be a holder of the Units for any other purpose under the Partnership Agreement and shall not be entitled to vote such Units in any matter presented to the limited partners for a vote.

      In addition, limited partners may dispose of their Units by exercising their rights to have their Units exchanged for Common Shares or, at the option of the Company, cash.

EXCHANGE OF UNITS

      Subject to certain limitations of the Partnership Agreement, beginning on November 16, 1996 (or earlier with the consent of the Company), holders of Units other than the Company may exchange any or all of their Units for Common Shares, with one Unit being exchangeable for one Common Share, by notifying the Company at least 10 days prior to the date of exchange.
Certain holders of Units have agreed not to exchange Units until later dates. The Company will at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the exchange of Units for Common Shares, a number of Common Shares as shall from time to time be sufficient for the conversion of all outstanding Units not owned by the Company. No limited partner, by virtue of being the holder of one or more Units, will be deemed to be a shareholder of or have any other interests in the Company. In the event of any change in the outstanding shares by reason of any share dividend, split or recapitalization, the number of Units held by each partner shall be proportionately adjusted so that one Unit remains exchangeable for one share without dilution. A limited partner shall not have the right to exchange Units for Common Shares if (i) in the opinion of counsel for the Company, the Company would, as a result thereof, no longer qualify (or it would be more likely than not that the Company no longer would qualify) as a REIT under the Code; or (ii) such exchange would, in the opinion of counsel for the Company, constitute (or be more likely than not to constitute) a violation of applicable securities laws.

ISSUANCE OF ADDITIONAL LIMITED PARTNERSHIP INTERESTS

      The Company is authorized, without the consent of the limited partners, to cause the Operating Partnership to issue additional Units to itself, to the limited partners or to other persons for such consideration and on such terms and conditions as the Company deems appropriate. If additional Units are issued to the Company, then the Company must issue additional Common Shares and must contribute to the Operating Partnership the net proceeds received by the Company from such issuance. In addition, the Company may cause the Operating Partnership to issue to the Company additional partnership interests in different series or classes, which may be senior to the Units, in conjunction with an issuance of shares of the Company having substantially similar rights, in which the proceeds thereof are contributed to the Operating Partnership. Consideration for additional partnership interests may be cash or any property or other assets permitted by the Act. The Company also will cause the Operating Partnership to issue additional Units upon the exercise of the options granted pursuant to the option plans for Common Shares or Units, as the case may be, restricted share plans or employee benefits plans established by the Company, the Operating Partnership or the Subsidiary Company. No limited partner has preemptive, preferential or similar rights with respect to additional capital contributions or loans to the Operating Partnership or the issuance or sale of any partnership interests therein.

MEETINGS; VOTING

      Meetings of the partners may be called only by the Company, on its own motion, or upon written request of limited partners owning at least 25% of the interests in the Operating Partnership. Partners may vote either in person or by proxy at meetings. Any action that is required or permitted to be taken by the partners or the limited partners of the Operating Partnership may be taken either at a meeting of the partners or without a meeting if consents in writing setting forth the action so taken are signed by partners or limited partners, as the case may be, owning not less than the minimum Units that would be necessary to authorize or take such action at a meeting at which all partners or limited partners, as the case may be, entitled to vote on such action were present. On matters on which partners are entitled to vote, each limited partner and the Company, as general partner, will have a vote equal to the number of Units held by such partner. The Partnership Agreement does not provide for annual meetings of the limited partners, and the Company does not anticipate calling such meetings.

AMENDMENT OF THE PARTNERSHIP AGREEMENT

      Amendments to the Partnership Agreement may be proposed by the Company or by limited partners owning at least 25% of the interests in the Operating Partnership. Generally, the Partnership Agreement may be amended with the approval of the Company, as general partner, and limited partners holding a majority of the Units held by limited partners. Notwithstanding the foregoing, the Company, as general partner, has the power without the consent of the limited partners, to amend the Partnership Agreement in certain limited circumstances. Certain amendments that affect the fundamental rights of a limited partner (e.g., the limited liability of a limited partner and the right to receive any distributions or allocations of profits and losses) must be approved by the Company and each limited partner that would be adversely affected by such amendment. Certain provisions affecting the rights and duties of the Company as general partner (e.g., rights of the general partner with respect to issuance of additional Units, restrictions on the general partner's power to conduct businesses other than owning Units or engage in transactions with affiliates and restrictions on transfer of the interest of the general partner in the Operating Partnership) may not be amended without the approval of limited partners holding a majority of the Units held by the limited partners.

BOOKS AND RECORDS

      The books and records of the Operating Partnership are maintained at the principal office of the Operating Partnership which is located at 2407 Rangeline Street, Columbia, Missouri 65202. The books of the Operating Partnership are required to be maintained for financial purposes on an accrual basis in accordance with generally accepted accounting principles and for tax reporting purposes on the accrual basis. The limited partners have the right, subject to certain limitations, to receive copies of annual and quarterly Securities and Exchange Commission filings by the Company, the Operating Partnership's tax returns, a list of partners, the Partnership Agreement, the certificate of limited partnership of the Operating Partnership and information about the capital contributions of the partners. The Company, as general partner, may keep confidential from the limited partners any information that the Company believes to be in the nature of trade secrets or other information the disclosure of which the Company believes in good faith is not in the best interest of the Operating Partnership or which the Operating Partnership is required by law or by agreement with unaffiliated third parties to keep confidential.

DISSOLUTION, WINDING UP AND TERMINATION

      The Operating Partnership will continue until December 31, 2094, unless sooner dissolved and terminated. The Operating Partnership will be dissolved, and its affairs wound up, prior to the expiration of its term upon the occurrence of the earliest of: (1) the withdrawal of the Company as general partner, unless within 90 days thereof all the remaining partners agree in writing to the continuation of the Operating Partnership and to the appointment of a new general partner; (2) an election by the Company, in its sole and absolute discretion, to dissolve the Partnership; (3) the entry of a decree of judicial dissolution of the Operating Partnership pursuant to the provisions of the Act; (4) the sale of all or substantially all of the Operating Partnership's assets and properties; (5) the merger or other combination of the Operating Partnership with or into another entity; (6) a vote of the partners holding a majority of the interests in the Operating Partnership to dissolve the Operating Partnership; and (7) the bankruptcy or insolvency of the Company (as more fully described in the Partnership Agreement). Upon dissolution, the Company, as general partner, or another liquidator will proceed to liquidate the assets of the Operating Partnership and apply the proceeds therefrom in the order of priority set forth in the Partnership Agreement; provided, however, that if the liquidator determines that immediate liquidation of part or all of the Operating Partnership's assets would be impractical or would cause undue loss to the partners, the liquidator may defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Operating Partnership or, with the consent of the partners holding a majority of the interests in the Operating Partnership, distribute to the partners undivided interests in such assets as the liquidator deems not suitable for liquidation.

                               EXCHANGE OF UNITS

GENERAL

      Beginning on November 16, 1996 (or earlier with the consent of the Company), any holder of Units may, subject to certain limitations, exchange any number of Units for an equal number of Common Shares pursuant to the terms of the Partnership Agreement. Certain holders of Units have agreed not to exchange Units until later dates. Upon receipt of a request to exchange Units for Common Shares, the Company, in its sole discretion, may elect to pay cash, in an amount equal to the market value of that number of Common Shares for which an exchange notice has been received. The market value of the Common Shares for this purpose will be equal to the average of the closing trading price of the Common Shares (or substitute information, if no such closing prices are available) for the ten trading days before the day on which the exchange notice was received by the Company. The Company presently anticipates that it will elect to issue Common Shares in connection with each request for exchange of Units for Common Shares pursuant to this Prospectus. With each exchange of Units for Common Shares or cash, the Company's ownership interest in the Operating Partnership will increase.

      The acquisition by the Company of Units tendered for exchange will be treated as a sale of the Units to the Company for Federal income tax purposes. Upon exchange, such limited partner's right to receive distributions with respect to the Units redeemed will cease (but if such Units are exchanged for Common Shares, the limited partner will have rights as a shareholder of the Company from the time of its acquisition of the Common Shares).

      A limited partner must provide the Company with at least ten days prior notice of his or her desire to exchange Units for Common Shares by delivering a written notice in the form attached as an exhibit to the Partnership Agreement, a copy of which is available from the Company. The exchange generally will occur on the tenth business day after the notice is delivered by the limited partner, except that no exchange can occur if (i) such exchange would, in the opinion of counsel to the Company, result (or be more likely than not to result) in the Company's failure to qualify as a REIT,
(ii) such exchange would, in the opinion of counsel to the Company, constitute (or be more likely than not to constitute) a violation of applicable securities laws or (iii) delivery of Common Shares in connection with such exchange would be prohibited under the Declaration of Trust.

TAX CONSEQUENCES OF EXCHANGE

      The following discussion summarizes certain Federal income tax considerations that may be relevant to a limited partner who exercises its right to exchange its Units. HOLDERS OF UNITS SHOULD CAREFULLY REVIEW
THE BALANCE OF THIS PROSPECTUS, THE REGISTRATION STATEMENT OF
WHICH THIS PROSPECTUS IS A PART AND ANY APPLICABLE PROSPECTUS
SUPPLEMENT FOR ADDITIONAL IMPORTANT INFORMATION ABOUT THE COMPANY
AND THE TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF
COMMON SHARES.

      Tax Treatment of Exchange of Units. If a limited partner exercises its Exchange Right (as hereinafter defined), such exchange will be treated by the Company, the Operating Partnership and the exchanging limited partner for Federal income tax purposes as a sale of Units by such limited partner to the Company at the time of such exchange. (A limited partner's right to exchange its Units is referred to as the "Exchange Right.") Such an exchange will be fully taxable to the exchanging limited partner. The amount of taxable gain or loss to an exchanging limited partner will equal the difference between the amount realized for tax purposes and the tax basis in the Units exchanged. Such exchanging limited partner will be treated as having an aggregate amount realized that includes the value of the Common Shares received in the exchange plus the amount of any Operating Partnership liabilities allocable to the exchanged Units at the time of the exchange. It is possible that the amount of gain recognized or even the tax liability resulting from such gain could exceed the value of any Common Shares received upon such an exchange. In addition, the ability of the limited partner to sell a substantial number of Exchange Shares in order to raise cash to pay tax liabilities associated with the exchange of Units may be restricted because, as a result of fluctuations in the share price, the price the limited partner receives for such Common Shares may not equal the value of his Units at the time of exchange.

      Except as described below, any gain recognized upon a sale or other disposition of Units will be treated as gain attributable to the sale or other disposition of a capital asset. To the extent, however, that the amount realized upon the sale of a Unit attributable to a limited partner's share of "unrealized receivables" of the Operating Partnership (as defined in Section 751 of the Code) exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Unrealized receivables include, among other things, amounts that would be subject to depreciation recapture as ordinary income if the Operating Partnership had sold its assets at their fair market value at the time of the transfer of a Unit (including the recapture of any depreciation on real property held for one year or less).

      Basis of Units. In general, a limited partner which at the time of the Formation Transactions contributed a partnership interest or other property in exchange for its Units or who received or who was deemed at the time of the Formation Transactions to have received its Units upon liquidation of a partnership has an initial tax basis in its Units equal to its basis in the contributed partnership interest or other property or to its basis in its partnership interest at the time of such liquidation, as applicable ("Initial Basis"). A limited partner's Initial Basis in its Units generally is increased by (i) such limited partner's share of the Operating Partnership's taxable income and (ii) increases in its share of liabilities of the Operating Partnership (including any increase in its share of liabilities occurring in connection with the Formation Transactions). Generally, such limited partner's basis in its Units is decreased (but not below zero) by (A) its share of Operating Partnership distributions, (B) decreases in its share of liabilities of the Operating Partnership (including any decrease in its share of liabilities of the Operating Partnership occurring in connection with the Formation Transactions), (C) its share of losses of the Operating Partnership, and (D) its share of nondeductible expenditures of the Operating Partnership that are not chargeable to capital.

      Potential Application of the Disguised Sale Regulations to an Exchange of Units. There is a risk that an exchange of Units issued in the Formation Transactions may cause the original transfer of property to the Operating Partnership in exchange for Units in connection with the Formation Transactions to be treated as a "disguised sale" of property as of the time of the Formation Transactions. The Code and the Treasury Regulations thereunder (the "Disguised Sale Regulations") generally provide that, unless one of the prescribed exceptions is applicable, a partner's contribution of property to a partnership and a simultaneous or subsequent transfer of money or other consideration (including the assumption of or taking subject to a liability) from the partnership to the partner will be presumed to be a sale, in whole or in part, of such property by the partner to the partnership or to another partner (such as the Company). Further, the Disguised Sale Regulations provide generally that, in the absence of an applicable exception, if money or other consideration is transferred by a partnership to a partner within two years of the partner's contribution of property, the transactions are presumed to be a sale of the contributed property unless the facts and circumstances clearly establish that the transfers do not constitute a sale. Transfers within such two year period which the partner treats as other than a sale are required to be disclosed to the Internal Revenue Service. The Disguised Sale Regulations also provide that if two years have passed between the transfer of money or other consideration and the contribution of property, the transactions are presumed not to be a sale unless the facts and circumstances clearly establish that the transfers constitute a sale.

      Accordingly, if a Unit is exchanged, the Service could contend that the Disguised Sale Regulations apply because, as a result of the exchange, a limited partner receives Common Shares or cash subsequent to the limited partner's previous contribution of property to the Operating Partnership. In that event, the Service could contend that the Formation Transactions themselves were taxable, in whole or in part, as a disguised sale under the Disguised Sale Regulations. Any gain recognized thereby may be eligible for installment sale reporting under Section 453 of the Code, subject to certain limitations.

COMPARISON OF OWNERSHIP OF UNITS AND OWNERSHIP OF COMMON SHARES

      Generally, the nature of an investment in Common Shares is substantially equivalent economically to an investment in Units in the Operating Partnership. A holder of a Common Share is expected to receive the same distribution that a holder of a Unit receives, and shareholders and holders of Units generally share in the risks and rewards of ownership in the enterprise being conducted by the Company (through the Operating Partnership). However, there are some differences between ownership of Units and ownership of Common Shares, some of which may be material to investors.

      The information below highlights a number of the significant differences between the Operating Partnership and the Company relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, investor rights and Federal income taxation, and compares certain legal rights associated with the ownership of Units and Common Shares, respectively. These comparisons are intended to assist limited partners of the Operating
Partnership in understanding how their investment will be changed if their Units are exchanged for Common Shares. HOLDERS OF UNITS SHOULD CAREFULLY REVIEW THE BALANCE OF THIS PROSPECTUS, THE REGISTRATION STATEMENT (AND THE EXHIBITS THERETO) OF WHICH THIS PROSPECTUS IS A PART AND ANY APPLICABLE PROSPECTUS SUPPLEMENT FOR ADDITIONAL IMPORTANT INFORMATION ABOUT THE COMPANY AND THE COMMON SHARES.


                     FORM OF ORGANIZATION AND ASSETS OWNED
                     -------------------------------------

--------------------------------------------------------------------------------
                             OPERATING PARTNERSHIP
--------------------------------------------------------------------------------
The Operating Partnership is organized as a Delaware limited partnership. The Company owns substantially all of its interests in Facilities in which it owns interests through the Operating Partnership. The Subsidiary Company manages Facilities owned by unrelated third parties and conducts various other businesses, such as the sale of locks and the processing of customer property insurance, at various Facilities.

--------------------------------------------------------------------------------
                                    COMPANY
--------------------------------------------------------------------------------
The Company is a Maryland real estate investment trust. The Company has elected to be taxed as a REIT under the Code, commencing with its taxable year ended December 31, 1994, and intends to maintain its status as a REIT. With certain limited exceptions, the Company's only asset is its interest in the Operating Partnership, which gives the Company an indirect investment in the Facilities in which the Operating Partnership owns interests and the other assets owned by the Operating Partnership.


                              LENGTH OF INVESTMENT
                              --------------------

--------------------------------------------------------------------------------
                             OPERATING PARTNERSHIP
--------------------------------------------------------------------------------
The Operating Partnership will terminate on December 31, 2094, although it may be terminated earlier under certain circumstances.

--------------------------------------------------------------------------------
                                    COMPANY
--------------------------------------------------------------------------------
The Company has a perpetual term and intends to continue its operations for an indefinite time period. However, the Company may be terminated at any time by a vote or written consent of the holders of two-thirds of the outstanding shares of beneficial interest of all classes.

                       PURPOSE AND PERMITTED INVESTMENTS
                       ---------------------------------

--------------------------------------------------------------------------------
                             OPERATING PARTNERSHIP
--------------------------------------------------------------------------------
The Operating Partnership's purpose is to conduct any business that may be conducted lawfully by a limited partnership formed under the Act, provided that such business is to be conducted in a manner that permits the Company to qualify as a REIT unless the Company ceases, or intends to cease, to qualify as a REIT. The Operating Partnership is authorized to perform any and all acts for the furtherance of the purposes and business of the Operating Partnership, provided that the Operating Partnership may not take, or refrain from taking, any action (unless such action or inaction is specifically consented to by the Company) which, in the judgment of the general partner,
(i) could adversely affect the ability of the Company to continue to qualify as a REIT, (ii) could subject the Company to any additional taxes under
Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body. Subject to the foregoing, the Operating Partnership may invest in or enter into partnerships, joint ventures, or similar arrangements.

--------------------------------------------------------------------------------
                                    COMPANY
--------------------------------------------------------------------------------
Under its Declaration of Trust, the Company may engage in any lawful activity permitted to be engaged in by a Maryland real estate investment trust pursuant to Maryland law, including investing in notes, bonds, and other obligations secured by mortgages on real property and purchasing, holding, leasing, managing, developing, improving, and ultimately selling or exchanging, real property and interests in real property. However, under the Partnership Agreement, the Company, as general partner, may not conduct any business other than the business of the Operating Partnership and may not own any assets, with certain limited exceptions, other than its interest in the Operating Partnership and other assets necessary to carry out its responsibilities under the Partnership Agreement and the Declaration of Trust.

                               ADDITIONAL EQUITY
                               -----------------

--------------------------------------------------------------------------------
                             OPERATING PARTNERSHIP
--------------------------------------------------------------------------------
The Operating Partnership is authorized to issue Units for any partnership purpose at any time or from time to time for such consideration and on such terms and conditions as determined by the Company, as general partner, in its sole discretion. Additionally, the Operating Partnership may issue Units and other partnership interests (including partnership interests of different series or classes that may be senior to Units) to the Company, as long as
(i) such interests are issued in connection with an issuance by the Company of shares having designations, preferences and other rights such that the economic interests of such shares are substantially similar to those of the partnership interests issued in connection therewith and (ii) the net proceeds raised in connection with the issuance of such shares are contributed to the Operating Partnership. In addition, the Operating Partnership may issue additional Units upon exercise of the options granted pursuant to the option plans for Common Shares or Units, as the case may be, restricted share plans or employee benefits plans established by the Company, the Operating Partnership or the Subsidiary Company.

--------------------------------------------------------------------------------
                                    COMPANY
--------------------------------------------------------------------------------
The Board of Trustees of the Company may, in its discretion, authorize the issuance of additional equity securities consisting of Common Shares or preferred shares of beneficial interest; provided, that the total number of shares issued does not exceed the authorized number of shares of beneficial interest (150,000,000 shares of beneficial interest) set forth in the Company's Declaration of Trust. The Company may issue Common Shares upon exchange of Units for Common Shares, pursuant to option plans and other employee benefits plans in effect from time to time and in connection with any dividend reinvestment program which the Company may adopt. As long as the Operating Partnership is in existence, the proceeds of all equity capital raised by the Company will be contributed to the Operating Partnership in exchange for Units or other partnership interests in the Operating
Partnership.

                               BORROWING POLICIES
                               ------------------

--------------------------------------------------------------------------------
                             OPERATING PARTNERSHIP
--------------------------------------------------------------------------------
The Operating Partnership has no restrictions on borrowings, and the Company, as general partner, has full power and authority to cause it to borrow money. The Company currently has a policy of limiting the amount of debt as reflected on the Company's consolidated and combined balance sheet plus obligations of the Company relating to indebtedness of the Facilities in which the Company owns joint venture interests ("Company Debt") to less than 50% of the market value of the issued and outstanding Common Shares
(including interests exchangeable for Common Shares) plus Company Debt (collectively, "Market Capitalization"), but this policy may be altered at any time.

--------------------------------------------------------------------------------
                                    COMPANY
--------------------------------------------------------------------------------
The Company is not restricted under its Declaration of Trust or Bylaws from incurring borrowings. However, under the Partnership Agreement, the Company, as general partner, may not incur any debts except those for which it may be liable as general partner of the Operating Partnership. Therefore, all indebtedness incurred by the Company will be through the Operating
Partnership.


                         OTHER INVESTMENT RESTRICTIONS
                         -----------------------------

--------------------------------------------------------------------------------
                             OPERATING PARTNERSHIP
--------------------------------------------------------------------------------
Other than restrictions precluding investments by the Operating Partnership that would adversely affect the qualification of the Company as a REIT, there are no restrictions upon the Operating Partnership's authority to enter into transactions, including among others, making investments, lending Operating Partnership funds, or reinvesting the Operating Partnership's cash flow and net sale or refinancing proceeds.

--------------------------------------------------------------------------------
                                    COMPANY
--------------------------------------------------------------------------------
The Company is not restricted under its Declaration of Trust or Bylaws regarding the types of investments which may be made by the Company, except that under the Declaration of Trust the Board of Trustees is prohibited from taking any action that would terminate the Company's REIT status, unless a majority of the shareholders have voted to terminate REIT status. However, as noted above, under the Partnership Agreement, the Company, as general partner, may not own any assets, with certain limited exceptions, other than its interest in the Operating Partnership.

                               MANAGEMENT CONTROL
                               ------------------

--------------------------------------------------------------------------------
                             OPERATING PARTNERSHIP
--------------------------------------------------------------------------------
All management powers over the business and affairs of the Operating
Partnership are vested in the Company, as general partner. No limited partner of the Operating Partnership has any right to participate in or exercise control or management power over the business and affairs of the Operating Partnership. However, the Company may not, without the written consent of all of the limited partners, take any action in contravention of the Partnership Agreement, including, without limitation, any action that (i) would make it impossible to carry on the ordinary business of the Operating Partnership, except as otherwise provided in the Partnership Agreement,
(ii) would result in possession by the Company of partnership property for other than a partnership purpose, except as otherwise provided in the Partnership Agreement, (iii) would result in a person being admitted as a partner, except as otherwise provided in the Partnership Agreement, or
(iv) would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Partnership Agreement or the Act. The general partner may not be removed by the limited partners with or without cause.

--------------------------------------------------------------------------------
                                    COMPANY
--------------------------------------------------------------------------------
The Board of Trustees has exclusive control over the Company's business and affairs subject only to the restrictions in the Declaration of Trust, the Bylaws and the Partnership Agreement. The Board of Trustees is divided into three classes. At each annual meeting of the shareholders, the successors of the class of Trustees whose terms expire at that meeting are elected. The policies adopted by the Board of Trustees may be altered or eliminated without a vote of the shareholders. Accordingly, except for their vote in the elections of Trustees, shareholders have no control over the ordinary business policies of the Company. The Board of Trustees cannot change the Company's policy of maintaining its status as a REIT, however, without the approval of holders of a majority of the outstanding shares entitled to vote.

                    MANAGEMENT LIABILITY AND INDEMNIFICATION
                    ----------------------------------------

--------------------------------------------------------------------------------
                             OPERATING PARTNERSHIP
--------------------------------------------------------------------------------
As a matter of Delaware law, the general partner has liability for the payment of the obligations and debts of the Operating Partnership unless limitations upon such liability are stated in the document or instrument evidencing the obligation. Under the Partnership Agreement, the Operating Partnership has agreed to indemnify the Company, as general partner, the officers of the Operating Partnership, the Trustees and officers of the Company, as general partner, and such other persons as the Company, as general partner, may from time to time designate against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings that relate to the operation of the Operating Partnership unless it is established that:
(1) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified person actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. The reasonable expenses incurred by an indemnitee may be reimbursed by the Operating Partnership in advance of the final disposition of the proceeding upon receipt by the Operating Partnership of an affirmation by such indemnitee of his, her or its good faith belief that the standard of conduct necessary for indemnification has been met and an undertaking by such indemnitee to repay the amount reimbursed if it is determined that such standard was not met. Pursuant to the provisions of the Partnership
Agreement, such indemnification will be made only out of the assets of the Operating Partnership.

--------------------------------------------------------------------------------
                                    COMPANY
--------------------------------------------------------------------------------
The Company's officers and Trustees will be indemnified, to the fullest extent permitted under Maryland law, against certain liabilities pursuant to the Declaration of Trust and Bylaws of the Company and certain indemnification agreements with the Company. The Declaration of Trust and Bylaws require the Company to indemnify its Trustees and officers, among others, against claims and liabilities and reasonable expenses actually incurred by them in connection with any such claim or liability to which they may become subject by reason of their services in those or other capacities unless it is established that the act or omission of the Trustee or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the Trustee or officer actually received an improper personal benefit, or, in the case of any criminal proceeding, the Trustee or officer had reasonable cause to believe that the act or omission was unlawful. Under the Maryland REIT
Law, a real estate investment trust is permitted to limit, by provision in its declaration of trust, the liability of its trustees and officers to the trust and its shareholders for money damages, except to the extent that
(i) it is proved that the person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland
REIT Law. The Company has entered into indemnification agreements with each of the Company's executive officers and Trustees. The indemnification agreements require, among other things, that the Company indemnify its officers and Trustees to the fullest extent permitted by law and advance to the officers and Trustees all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company also must indemnify and advance all expenses incurred by officers and Trustees seeking to enforce their rights under the indemnification agreements, and cover officers and Trustees under the Company's Trustees' and officers' liability insurance.

                            ANTITAKEOVER PROVISIONS
                            -----------------------

--------------------------------------------------------------------------------
                             OPERATING PARTNERSHIP
--------------------------------------------------------------------------------
Except in limited circumstances, the general partner of the Operating Partnership has exclusive management power over the business and affairs of the Operating Partnership. The Company may not be removed as general partner by the limited partners with or without cause. Except with respect to the transfer of a Unit by a limited partner to an affiliate of or a member of the immediate family of the limited partner, under the Partnership Agreement, the Company, as general partner, may, in its sole discretion, prevent a transferee of a Unit from becoming a substituted limited partner pursuant to the Partnership Agreement. The general partner may exercise this right of approval to deter, delay or hamper attempts by persons to acquire a controlling interest in the Operating Partnership. Additionally, the Partnership Agreement contains certain limited restrictions on the ability of limited partners to transfer their Units.

--------------------------------------------------------------------------------
                                    COMPANY
--------------------------------------------------------------------------------
The Declaration of Trust and Bylaws of the Company contain a number of provisions that may have the effect of delaying, discouraging or preventing an unsolicited proposal for the acquisition of the Company or the removal of incumbent management. These provisions include, among others: (1) a staggered Board of Trustees; (2) authorized shares of beneficial interest that may be issued, in the discretion of the Board of Trustees, as preferred shares of beneficial interest with superior voting rights to the Common
Shares; (3) the super-majority voting requirement for the removal of Trustees; and (4) provisions designed to avoid concentration of share ownership in a manner that would jeopardize the Company's status as a REIT under the Code. Additionally, certain provisions of the MGCL regarding business combinations and control share acquisitions may have a similar effect.

                                 VOTING RIGHTS
                                 -------------

--------------------------------------------------------------------------------
                             OPERATING PARTNERSHIP
--------------------------------------------------------------------------------
Under the Partnership Agreement, the limited partners have voting rights only with respect to certain limited matters, including certain amendments to the Partnership Agreement (as described more fully below) and the continuation of the Operating Partnership upon withdrawal of the general partner (which requires the agreement of all of the remaining partners). Additionally, as described under "--Management Control" above, the Company, as general partner, may not, without the consent of all of the limited partners, take any action in contravention of the Partnership Agreement. Otherwise, all decisions relating to the operation and management of the Operating
Partnership are made by the Company, as general partner.

--------------------------------------------------------------------------------
                                    COMPANY
--------------------------------------------------------------------------------
The Company is managed and controlled by a Board of Trustees consisting of three classes having staggered terms of office. Each class is to be elected by the shareholders at annual meetings of the Company. Subject to the provisions of the Declaration of Trust regarding Excess Shares, each outstanding Common Share entitles the holder thereof to one vote on all matters voted on by shareholders, including the election of Trustees. Shareholders of the Company have the right to vote on, among other things, a merger of the Company, certain amendments to the Declaration of Trust and the termination of the Company. A merger of the Company, subject to certain exceptions, requires the affirmative vote of not less than two-thirds of all shares then outstanding and entitled to vote on the matter, and termination of the Company requires the vote of two-thirds of the outstanding shares of all classes. The Declaration of Trust permits the Board of Trustees to classify and issue preferred shares of beneficial interest of the Company in one or more series having voting power which may differ from that of the Common Shares.


       AMENDMENT OF THE PARTNERSHIP AGREEMENT OR THE DECLARATION OF TRUST
       ------------------------------------------------------------------

--------------------------------------------------------------------------------
                             OPERATING PARTNERSHIP
--------------------------------------------------------------------------------
The Partnership Agreement may be amended through a proposal by the general partner or any limited partners holding 25% or more of the interests in the Operating Partnership. Such proposal, in order to be effective, must be approved by the general partner and by the holders of at least a majority of the outstanding Units held by the limited partners. Certain amendments that affect the fundamental rights of a limited partner must be approved by each limited partner adversely affected by the amendment. In addition, the general partner may, without the consent of the limited partners, amend the Partnership Agreement as to certain limited matters enumerated in the Partnership Agreement.

--------------------------------------------------------------------------------
                                    COMPANY
--------------------------------------------------------------------------------
Amendments to the Declaration of Trust must be approved by the vote of the holders of at least a majority of the shares entitled to vote thereon.
However, the Trustees, by a two-thirds vote, may amend the Declaration of Trust from time to time to ensure the Company's qualification as a REIT under the Code and the Maryland REIT Law.

                      COMPENSATION, FEES AND DISTRIBUTIONS
                      ------------------------------------

--------------------------------------------------------------------------------
                             OPERATING PARTNERSHIP
--------------------------------------------------------------------------------
The Company, as general partner, does not receive any compensation for its services as general partner of the Operating Partnership. As a partner in the Operating Partnership, however, the Company has the same right to allocations and distributions as other partners of the Operating Partnership.
In addition, the Operating Partnership is responsible for all expenses incurred relating to the Operating Partnership's ownership of its assets and the operation of the Operating Partnership and reimburses the Company, as general partner, for such expenses paid by the Company. The officers and employees of the Operating Partnership receive compensation for their services.

--------------------------------------------------------------------------------
                                    COMPANY
--------------------------------------------------------------------------------
The Trustees of the Company receive compensation for their services.


                             LIABILITY OF INVESTORS
                             ----------------------

--------------------------------------------------------------------------------
                             OPERATING PARTNERSHIP
--------------------------------------------------------------------------------
Under the Partnership Agreement and applicable state law, the liability of the limited partners for the Operating Partnership's debts and obligations is generally limited to the amount of their investment in the Operating Partnership.

--------------------------------------------------------------------------------
                                    COMPANY
--------------------------------------------------------------------------------
Both the Maryland REIT Law and the Declaration of Trust provide that no shareholder of the Company will be personally liable for any obligations of the Company (other than the obligation to pay to the Company the consideration for which shares were or are to be issued) solely by virtue of his status as a shareholder. The Declaration of Trust further provides, with certain limited exceptions, that the Company shall indemnify each shareholder against claims or liabilities to which the shareholder may become subject by reason of his being or having been a shareholder, and that the Company shall reimburse each shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. In addition, it is the Company's policy to include a clause in its contracts which provides that shareholders assume no personal liability for obligations entered into on behalf of the Company. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, a shareholder may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Company. Inasmuch as the Company carries public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders.

                            REVIEW OF INVESTOR LISTS
                            ------------------------

--------------------------------------------------------------------------------
                             OPERATING PARTNERSHIP
--------------------------------------------------------------------------------
Under the Partnership Agreement, limited partners of the Operating
Partnership, upon written demand with a statement of the purpose of such demand and at the limited partner's expense, are entitled to obtain a current list of the name and last known business, residence or mailing address of each partner of the Operating Partnership.

--------------------------------------------------------------------------------
                                    COMPANY
--------------------------------------------------------------------------------
Under Maryland law, shareholders holding, for at least six months, at least
5% of the outstanding shares of any class of shares of beneficial interest of the Company may upon written request obtain a list of its shareholders.


                              NATURE OF INVESTMENT
                              --------------------

--------------------------------------------------------------------------------
                             OPERATING PARTNERSHIP
--------------------------------------------------------------------------------
The Units constitute equity interests which, subject to any preferential rights of any preferred units in the Operating Partnership which may be issued in connection with the issuance of preferred shares of beneficial interest of the Company, entitle each limited partner to such partners pro rata share of cash distributions made to the partners of the Operating Partnership. The Operating Partnership may retain and reinvest proceeds of the sale of property or excess refinancing proceeds in its business.

--------------------------------------------------------------------------------
                                    COMPANY
--------------------------------------------------------------------------------
The Common Shares constitute equity interests in the Company. The Company is entitled to receive its pro rata share of distributions made by the Operating Partnership with respect to the Units it holds, subject to any preferential rights of any preferred units in the Operating Partnership which may be issued in connection with the issuance of preferred shares of beneficial interest of the Company, and each shareholder will be entitled to such shareholder's pro rata share of any dividends or distributions paid with respect to the Common Shares, subject to any preferential rights of any preferred shares of beneficial interest of the Company which may be issued.
The dividends payable with respect to Common Shares are not fixed in amount and are only paid if, when and as declared by the Board of Trustees. In order to qualify as a REIT, the Company must distribute at least 95% of its taxable income (excluding capital gains), and any taxable income (including capital gains) not distributed will be subject to corporate Federal income tax and, to the extent not timely distributed, may be subject to Federal excise tax.

                          POTENTIAL DILUTION OF RIGHTS
                          ----------------------------

--------------------------------------------------------------------------------
                             OPERATING PARTNERSHIP
--------------------------------------------------------------------------------
The Company, as general partner of the Operating Partnership, is authorized, in its sole discretion and without limited partner approval, to cause the Operating Partnership to issue additional partnership interests for any partnership purpose at any time to the partners or to other persons on terms established by the Company. No limited partner has preemptive, preferential or similar rights with respect to additional capital contributions or loans to the Operating Partnership or the issuance or sale of any partnership interests therein. The issuance of additional partnership interests may result in the dilution of the interests of the limited partners.

--------------------------------------------------------------------------------
                                    COMPANY
--------------------------------------------------------------------------------
The Board of Trustees, in its discretion, may authorize the issuance, from the authorized but unissued shares of beneficial interest, of additional Common Shares, preferred shares and other equity securities of the Company with such powers, preferences and rights as the Board of Trustees may designate. No holder of any class of shares of beneficial interest of the Company has any preemptive right to subscribe to any securities of the Company except as may be granted by the Board of Trustees in authorizing the issuance or reclassification of a class of shares of beneficial interest. The issuance of additional Common Shares, preferred shares or other equity securities may result in the dilution of the interests of the shareholders.

                                   LIQUIDITY
                                   ---------

--------------------------------------------------------------------------------
                             OPERATING PARTNERSHIP
--------------------------------------------------------------------------------
Limited partners may, after November 16, 1996, transfer, subject to certain limitations, their Units without the Company's consent, but the Company may, in its sole and absolute discretion, refuse to admit the transferee as a substituted limited partner, except in cases in which the transferee is an affiliate of or member of the immediate family of the limited partner making the transfer. Certain holders of Units have agreed not to transfer Units until later dates. The Company may prohibit any otherwise permissible transfer if, in the opinion of legal counsel to the Operating Partnership, such transfer would require the filing of a registration statement under the Securities Act or otherwise violate any Federal or state securities laws or regulations applicable to the Operating Partnership or the Units. Because no trading market exists for the Units, the Units are illiquid. Limited partners may dispose of their Units by exercising their rights to have their Units exchanged for Common Shares or, at the option of the Company, cash.

--------------------------------------------------------------------------------
                                    COMPANY
--------------------------------------------------------------------------------
The Exchange Shares held by persons who are not affiliates of the Company will be freely transferable as registered securities under the Securities
Act, subject to the limitations on ownership of Excess Shares in the Declaration of Trust. The Common Shares are listed on the NYSE. The breadth and strength of the market for the Common Shares will depend, among other things, upon the number of Common Shares outstanding, the Company's financial results and prospects, the general interest in the Common Shares and other real estate investments and the Company's dividend yield compared to that of other debt and equity securities.

                            FEDERAL INCOME TAXATION
                            -----------------------

--------------------------------------------------------------------------------
                             OPERATING PARTNERSHIP
--------------------------------------------------------------------------------
The Operating Partnership is not subject to Federal income taxes. Instead, each holder of Units includes its allocable share of the Operating
Partnership's taxable income or loss in determining its individual Federal income tax liability. The maximum Federal income tax rate for individuals under current law (without taking into account the phase-out of exemptions and other adjustments) is 39.6%.

--------------------------------------------------------------------------------
                                    COMPANY
--------------------------------------------------------------------------------
The Company elected to be taxed as a REIT beginning with its fiscal year ended December 31, 1994. So long as it qualifies as a REIT, the Company will be permitted to deduct distributions paid to its shareholders, which effectively will reduce the "double taxation" that typically results when a corporation earns income and distributes that income to its shareholders in the form of dividends. A qualified REIT, however, is subject to Federal income tax on income that is not distributed and also may be subject to Federal income and excise taxes in certain circumstances. The maximum
Federal income tax rate for corporations under current law is 35%.


--------------------------------------------------------------------------------
                             OPERATING PARTNERSHIP
--------------------------------------------------------------------------------
Income and loss from the Operating Partnership generally is subject to the "passive activity" limitations. Under the "passive activity" rules, income and loss from the Operating Partnership that is considered "passive income" generally can be offset against income and loss from other investments that constitute "passive activities" (unless the Operating Partnership is considered a "publicly traded partnership," in which case income and loss from the Operating Partnership can only be offset against other income and loss from the Operating Partnership). Income of the Operating Partnership, however, attributable to dividends from the Subsidiary Company or interest paid by the Subsidiary Company does not qualify as passive income and cannot be offset with losses and deductions from a "passive activity."

--------------------------------------------------------------------------------
                                    COMPANY
--------------------------------------------------------------------------------
Dividends paid by the Company will be treated as "portfolio" income and cannot be offset with losses from "passive activities." The maximum Federal income tax rate for individuals under current law (without taking into account the phase-out of exemptions and other adjustments) is 39.6%.

                      -----------------------------------

--------------------------------------------------------------------------------
                             OPERATING PARTNERSHIP
--------------------------------------------------------------------------------
Cash distributions from the Operating Partnership are not taxable to a holder of Units except to the extent they exceed such holder's basis in its interest in the Operating Partnership (which will include such holder's allocable share of the Operating Partnership's nonrecourse debt).

--------------------------------------------------------------------------------
                                    COMPANY
--------------------------------------------------------------------------------
Distributions made by the Company to its taxable domestic shareholders out of current or accumulated earnings and profits will be taken into account by them as ordinary income. Distributions that are designated as capital gain dividends generally will be taxed as long-term capital gain, subject to certain limitations. Distributions in excess of current or accumulated earnings and profits will be treated as a non-taxable return of basis to the extent of a shareholder's adjusted basis in its Common Shares, with the excess taxed as capital gain.


--------------------------------------------------------------------------------
                             OPERATING PARTNERSHIP
--------------------------------------------------------------------------------
Each year, holders of Units will receive a Schedule K-1 tax form containing detailed tax information for inclusion in preparing their Federal income tax returns.

--------------------------------------------------------------------------------
                                    COMPANY
--------------------------------------------------------------------------------
Each year, shareholders of the Company will receive Form 1099 used by corporations to report dividends paid to their stockholders.


--------------------------------------------------------------------------------
                             OPERATING PARTNERSHIP
--------------------------------------------------------------------------------
Holders of the Units are required, in some cases, to file state income tax returns and/or pay state income taxes in the states in which the Operating Partnership owns property, even if they are not residents of those states.

--------------------------------------------------------------------------------
                                    COMPANY
--------------------------------------------------------------------------------
Shareholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their states of residence with respect to the Company's operations and distributions. The Company may be required to pay state income taxes in certain states.

                              REGISTRATION RIGHTS

      The Company has filed the Registration Statement of which this Prospectus is a part pursuant to its obligations under the Registration Rights Agreement. The following summary does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement. The Registration Rights Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

      Under the Registration Rights Agreement, the Company is obligated to use its reasonable efforts to keep the Registration Statement continuously effective for a period expiring on the earlier of (i) the date on which all of the Common Shares for which registration rights are provided pursuant to the Registration Rights Agreement have been sold pursuant to the Registration Statement and (ii) the date on which all of the Common Shares (including the Exchange Shares which may be issued upon the exchange of Original Units) for which registration rights are provided pursuant to the Registration Rights Agreement and which are not held by affiliates of the Company, in the opinion of counsel to the Company, are eligible for sale pursuant to Rule 144(k) under the Securities Act and all Common Shares (including the Exchange Shares which may be issued upon the exchange of Original Units) for which registration rights are provided pursuant to the Registration Rights Agreement and which are held by affiliates of the Company, in the opinion of counsel to the Company, are eligible for sale pursuant to Rule 144 under the Securities Act and could be sold in one transaction in accordance with the volume limitations contained in Rule 144(e)(1)(i). The Registration Rights Agreement grants these rights to holders of Common Shares and Units specified therein. Any Common Shares that have been sold pursuant to the Registration Rights Agreement, or have been otherwise transferred and new certificates for them have been issued without legal restriction on further transfer of such Common Shares, will no longer be entitled to the benefits of the Registration Rights Agreement.

      The Company has no obligation under the Registration Rights Agreement to retain any underwriter to effect the sale of the Common Shares covered thereby. See "Plan of Distribution."

      Pursuant to the Registration Rights Agreement, the Company agreed to pay all expenses of effecting the registration of the Exchange Shares and the Secondary Shares (other than underwriting discounts and commissions, fees and disbursements of counsel representing a holder thereof or any underwriter or agent acting on behalf of such a holder and transfer taxes, if any, of the holders thereof) pursuant to the Registration Statement. The Company also agreed to indemnify each holder of Original Units, Original Shares, Exchange Shares and Secondary Shares and their respective directors and officers and any person who controls any such holder against losses, liabilities, claims, damages and expenses arising under the securities laws, except to the extent they arise out of written information furnished to the Company by such holder for use in the Registration Statement or the Prospectus. In addition, each holder of Original Units, Original Shares, Exchange Shares and Secondary Shares agreed to indemnify the Company and the other such holders, and each of their respective Trustees, directors and officers (including each Trustee and officer of the Company who signed the Registration Statement), and any person who controls the Company or any other such holder against losses, liabilities, claims, damages and expenses arising under the securities laws with respect to written information furnished to the Company by such holder for use in the Registration Statement or the Prospectus relating to the holder's status as a selling security holder.

                              SELLING SHAREHOLDERS

      As described elsewhere herein, "Selling Shareholders" are only (i) those persons who received Original Shares in the Formation Transactions and
(ii) those persons who will receive Exchange Shares upon exchange of Original Units and who may be affiliates of the Company. Persons who may receive Exchange Shares upon exchange of Original Units and who are not, now or at the time of exchange, affiliates of the Company are not considered "Selling Shareholders" because resale by such persons of any Exchange Shares received upon exchange of Units will not be restricted under the Securities Act.

      The following table provides the name of each Selling Shareholder and the total number of Common Shares, including Secondary Shares, held by each Selling Shareholder before the offering, the total number of Secondary Shares held by the Selling Shareholder and the number of Common Shares (based on the total number of Common Shares held by the Selling Shareholders as of the date hereof) which will be held by the Selling Shareholder after the offering assuming that all Secondary Shares are sold. Since the Selling Shareholders may sell all, some or none of their Secondary Shares, no estimate can be made of the aggregate number of Secondary Shares that are to be offered hereby or that will be owned by each Selling Shareholder upon completion of the offering to which this Prospectus relates. If, however, all the Secondary Shares are sold by the Selling Shareholders, no Selling Shareholder (based on the total number of Common Shares held by the Selling Shareholders as of the date hereof) would hold one percent or more of the outstanding Common Shares. The number of Secondary Shares on the following table represents the number of Original Shares a Selling Shareholder holds plus the number of Exchange Shares into which Original Units held by such Selling Shareholder are exchangeable (if the Company elects to issue Common Shares rather than pay cash upon such exchange). None of the information in the following table reflects the total number of Common Shares which any such Selling Shareholder may be deemed to beneficially own. The extent to which the person holds Original Units as opposed to Original Shares is set forth in the notes.



                                        Number of Common                            Number of Common
                                        Shares and Units                           Shares Owned After
                                          Owned Prior       Number of Secondary    Completion of the
Name                                    to the Offering    Shares Offered Hereby       Offering
----                                    ----------------   ---------------------   ------------------
Burnam Holding Companies Co.<F1>            184,154               183,104                 1,050
Burnam Storage Associates, L.L.C.<F2>       174,269               111,769                62,500
Gordon and Bonnie Burnam<F3>                102,094                83,234                18,860
Stephen M. Dulle<F4>                          8,376                 6,926                 1,450

<F1> Five Trustees and/or officers of the Company, Gordon Burnam, Michael G.
     Burnam, P. Crismon Burnam, Timothy B. Burnam and Kimberly K. Flower, are shareholders, directors and/or officers of Burnam Holding
     Companies Co. The Secondary Shares owned by Burnam Holding
     Companies Co. include 283 Original Shares and 182,821 Original
     Units.

<F2> Five Trustees and/or officers of the Company, Gordon Burnam, Michael G.
     Burnam, P. Crismon Burnam, Timothy B. Burnam and Kimberly K. Flower, are member managers Of Burnam Storage Associates, L.L.C. The
     Secondary Shares owned by Burnam Storage Associates, L.L.C. include 50,000 Original Shares and 61,769 Original Units.

<F3> Gordon Burnam is a Trustee and the Chairman of the Board of Trustees of
     the Company. Bonnie Burnam is a director and the Secretary of Burnam Holding Companies Co. Gordon Burnam and Bonnie Burnam

                                    33

     are shareholders of Burnam Holding Companies Co. and member managers of Burnam Storage Associates, L.L.C. The Secondary Shares owned by
     Gordon Burnam and his wife, Bonnie Burnam, include 48,999 Original Shares and 34,235 Original Units.

<F4> Stephen M. Dulle is the Chief Financial Officer of the Company. The
     Secondary Shares owned by Stephen M. Dulle include no Original Shares and 6,926 Original Units.


                       FEDERAL INCOME TAX CONSIDERATIONS

      The following is a description of the material Federal income tax consequences to the Company and its shareholders of the treatment of the Company as a REIT. The discussion is general in nature and not exhaustive of all possible tax considerations, nor does the discussion give a detailed description of any state, local, or foreign tax considerations. The discussion does not discuss all aspects of Federal income tax law that may be relevant to a prospective shareholder in light of his particular circumstances or to certain types of shareholders (including insurance companies, financial institutions or broker-dealers, tax exempt organizations, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the Federal income tax laws.

      THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, AND EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT WITH ITS TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO IT OF THE PURCHASE, OWNERSHIP AND SALE OF THE SECURITIES OFFERED HEREBY, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

      If certain detailed conditions imposed by the REIT provisions of the Code are met, entities, such as the Company, that invest primarily in real estate and that otherwise would be treated for Federal income tax purposes as corporations, are generally not taxed at the corporate level on their "REIT taxable income" that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (i.e., at both the corporate and shareholder levels) that generally results from the use of corporations.

      If the Company fails to qualify as a REIT in any year, however, it will be subject to Federal income taxation as if it were a domestic corporation, and its shareholders will be taxed in the same manner as shareholders of ordinary corporations. In this event, the Company could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to its shareholders would be reduced or eliminated.

      The Company has elected REIT status effective for the taxable year ended December 31, 1994, and the Board of Trustees of the Company believes that the Company has operated and expects that the Company will continue to operate in a manner that has enabled the Company to qualify as a REIT and will permit the Company to maintain its REIT status in each taxable year thereafter. There can be no assurance, however, that this belief or expectation will be fulfilled, since qualification as a REIT depends on the Company continuing to satisfy numerous asset, income and distribution tests described below, which in turn will be dependent in part on the Company's operating results.

TAXATION OF THE COMPANY

      General. In any year in which the Company qualifies as a REIT it will not, in general, be subject to Federal income tax on that portion of its REIT taxable income or capital gain which is distributed to shareholders. The Company may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.

      Notwithstanding its qualification as a REIT, the Company may also be subject to taxation in certain other circumstances. If the Company should fail to satisfy either the 75% or the 95% gross income test (as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which the Company fails either the 75% or the 95% test, multiplied by a fraction intended to reflect the Company's profitability.
The Company will also be subject to a tax of 100% on net income from any "prohibited transaction" as described below, and if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or
(ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Company may also be subject to the corporate alternative minimum tax, as well as tax in certain situations not presently contemplated. The Subsidiary Company will be taxed on its income at regular corporate rates. The Company will use the calendar year both for Federal income tax purposes and for financial reporting purposes.

      In order to qualify as a REIT, the Company must meet, among others, the following requirements:

      Share Ownership Tests. The Company's shares of beneficial interest must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportional number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the outstanding shares of beneficial interest of the Company may be owned, directly or indirectly and by applying certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities. However, for purposes of this test, any shares of beneficial interest held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. These share ownership requirements need not be met until the second taxable year of the Company for which a REIT election is made.

      In order to attempt to ensure compliance with the foregoing share ownership tests, the Company has placed certain restrictions on the transfer of its shares of beneficial interest to prevent additional concentration of share ownership. Moreover, to evidence compliance with these requirements, under Treasury regulations the Company must maintain records which disclose the actual ownership of its outstanding shares of beneficial interest. In fulfilling its obligations to maintain records, the Company must and will demand written statements each year from the record holders of designated percentages of its shares of beneficial interest disclosing the actual owners of such shares of beneficial interest (as prescribed by Treasury regulations). A list of those persons failing or refusing to comply with such demand must be maintained as a part of the Company's records. A shareholder failing or refusing to comply with the Company's written demand must submit with his tax return a similar statement disclosing the actual ownership of Company shares of beneficial interest and certain other information. In addition, the Declaration of Trust provides restrictions regarding the transfer of its shares of beneficial interest that are intended to assist the Company in continuing to satisfy the share ownership requirements. See "Description of Common Shares--Restrictions on Transfer."

      Asset Tests. At the close of each quarter of the Company's taxable year, the Company must satisfy two tests relating to the nature of its assets (with "assets" being determined in accordance with generally accepted accounting principles). First, at least 75% of the value of the Company's total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, government securities and qualified temporary investments. Second, although the remaining 25% of the Company's assets generally may be invested without restriction, securities in this class may not exceed (i) in the case of securities of any one non-government issuer, 5% of the value of the Company's total assets or (ii) 10% of the outstanding voting securities of any one such issuer. Where the Company invests in a partnership (such as the Operating Partnership), it will be deemed to own a proportionate share of the partnership's assets. See "--Tax Aspects of the Company's Investments in Partnerships--General." Accordingly, the Company's investment in the Facilities through its interest in the Operating Partnership is intended to constitute an investment in qualified assets for purposes of the 75% asset test.

      The Operating Partnership owns 100% of the non-voting preferred stock and 5% of the voting stock of the Subsidiary Company. See "The Company." By virtue of its partnership interest in the Operating Partnership, the Company is deemed to own its pro rata share of the assets of the Operating
Partnership, including the securities of the Subsidiary Company, as described above. Because the Operating Partnership owns only 5% of the voting securities of the Subsidiary Company, and the preferred stock's approval right is limited to certain fundamental corporate actions that could adversely affect the preferred stock as a class, the 10% limitation on holdings of voting securities of any one issuer should not be exceeded.

      Based upon its analysis of the total estimated value of the Subsidiary Company stock owned by the Operating Partnership relative to the estimated value of the total assets owned by the Operating Partnership and the other assets of the Company, the Company believes that the Company's pro rata share of the stock of the Subsidiary Company owned by the Operating Partnership does not exceed, on the date of this Prospectus, 5% of the value of the Company's total assets. This 5% limitation must be satisfied not only as of the date that the Company (directly or through the Operating Partnership) acquired securities of the Subsidiary Company, but also at the end of any quarter in which the Company increases its interest in the Subsidiary Company or so acquires other property. In this respect, if the holder of a right to exchange Units for Common Shares, including BHC, exercises such rights, the Company will thereby increase its proportionate (indirect) ownership interest in the Subsidiary Company, thus requiring the Company to meet the 5% test in any quarter in which such conversion option is exercised. A similar result will follow in the case of any exchange of Units by Operating Partnership or Subsidiary Company employees that they received pursuant to the option plan established by the Company. Although the Company plans to take steps to ensure that it satisfies the 5% value test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in the Operating Partnership's overall interest in the Subsidiary Company.

      Gross Income Tests. There are three separate percentage tests relating to the sources of the Company's gross income which must be satisfied for each taxable year. For purposes of these tests, where the Company invests in a partnership, the Company will be treated as receiving its share of the income and loss of the partnership, and the gross income of the partnership will retain the same character in the hands of the Company as it has in the hands of the partnership. See "--Tax Aspects of the Company's Investments in Partnerships--General" below. The three tests are as follows:

      The 75% Test. At least 75% of the Company's gross income for the taxable year must be "qualifying income." Qualifying income generally includes (i) rents from real property (except as modified below); (ii) interest on obligations secured by mortgages on, or interests in, real property; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of the Company's trade or business ("dealer property"); (iv) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such property ("foreclosure property"); (vii) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and
(viii) certain qualified temporary investment income attributable to the investment of new capital received by the Company in exchange for its shares during the one-year period following the receipt of such capital.

      Rents received from a customer will not, however, qualify as rents from real property in satisfying the 75% test (or the 95% gross income test described below) if the Company, or an owner of 10% or more of the Company, directly or constructively owns 10% or more of such tenant. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property for purposes of the 75% and 95% gross income tests, the Company generally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" from whom the Company derives no income, except that the "independent contractor" requirement does not apply to the extent that the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only, or are not otherwise considered "rendered to the occupant for his convenience."

      The Company intends to monitor its operations in the context of these standards so as to satisfy the 75% and 95% gross income tests. The Operating Partnership provides certain services at the Facilities it owns and may provide certain services at any newly acquired self-storage facilities of the Operating Partnership. The Company believes for purposes of the 75% and 95% gross income tests, that the services provided at such facilities and any other services and amenities provided by the Operating Partnership or its agents with respect to such facilities are and will continue to be of the type usually or customarily rendered in connection with the rental of space for occupancy only. The Company intends that services that cannot be provided directly by the Operating Partnership, the Subsidiary Company or other agents will be performed by independent contractors.

      The 95% Test. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of the Company's gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest, or gains from the sale or other disposition of stock or other securities that are not dealer property. Dividends and interest on any obligations not collateralized by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test. The Company intends to closely monitor its non-qualifying income and anticipates that non-qualifying income from its other activities will not result in the Company failing to satisfy either the 75% or 95% gross income test. The Operating Partnership owns partnership interests in certain joint ventures which own certain Facilities. No assurance can be given that such partnerships will not realize non-qualifying income, in which case the Operating Partnership's distributive share of such income would be non-qualifying income.

      For purposes of determining whether the Company complies with the 75% and the 95% gross income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (excluding foreclosure property); however, it does not include a sale of property if such property is held by the Company for at least four years and certain other requirements (relating to the number of properties sold in a year, their tax bases, and the cost of improvements made thereto) are satisfied. See "--Taxation of the Company--General" and "--Tax Aspects of the Company's Investments in Partnerships--Sale of the Facilities."

      The Company believes that, for purposes of both the 75% and the 95% gross income tests, its investment in the Facilities through the Operating Partnership will in major part give rise to qualifying income in the form of rents, and that gains on sales of the Facilities, or of the Company's interest in the Operating Partnership, generally will also constitute qualifying income.

      Even if the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if (i) the Company's failure to comply was due to reasonable cause and not to willful neglect;
(ii) the Company reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, the Company will nonetheless be subject to a 100% tax on the greater of the amount by which it fails either the 75% or 95% gross income test, multiplied by a fraction intended to reflect the Company's profitability.

      The 30% Test. The Company must derive less than 30% of its gross income for each taxable year from the sale or other disposition of (i) real property held for less than four years (other than foreclosure property and involuntary conversions); (ii) stock or securities (including an interest rate swap or cap agreement) held for less than one year; and (iii) property in a prohibited transaction. The Company does not anticipate that it will have difficulty in complying with this test. However, if extraordinary circumstances were to occur that give rise to dispositions of self-storage facilities held for less than four years (for example, on account of the inability to obtain refinancing), the 30% test could become an issue.

      Annual Distribution Requirements. In order to qualify as a REIT, the Company is required to distribute dividends (other than capital gain dividends) to its shareholders each year in an amount at least equal to (A) the sum of (i) 95% of the Company's REIT taxable income (computed without regard to the dividends paid deduction and the Company's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be.

      The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements described in the first sentence of the preceding paragraph. In this regard, the Partnership Agreement authorizes the Company, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet these distribution requirements. It is possible that the Company may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing the Company's REIT taxable income on the other hand; due to the Operating Partnership's inability to control cash distributions with respect to any properties as to which it does not have decision making control; or for other reasons. To avoid a problem with the 95% distribution requirement, the Company will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, intends to borrow funds (or cause the Operating Partnership or other affiliates to borrow funds) in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

      If the Company fails to meet the 95% distribution requirement as a result of an adjustment to the Company's tax return by the Service, the Company may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

      Failure to Qualify. If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify as a REIT will not be deductible by the Company, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

TAX ASPECTS OF THE COMPANY'S INVESTMENTS IN PARTNERSHIPS

      General. The Company holds a partnership interest in the Operating Partnership. See "The Company." In addition, the Operating Partnership owns partnership interests in several joint venture partnerships which own certain Facilities. In general, a partnership is a "pass-through" entity which is not subject to Federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Company will include its proportionate share of the foregoing partnership items for purposes of the various REIT gross income tests and in the computation of its REIT taxable income. See "--Taxation of the Company--General" and "--Gross Income Tests."

      Each partner's share of a partnership's tax attributes is determined in accordance with the partnership agreement, although the allocations will be adjusted for tax purposes if they do not comply with the technical provisions of Code Section 704(b) and the regulations thereunder. The Operating Partnership's allocations of tax attributes are intended to comply with these provisions. Notwithstanding these allocation provisions, for purposes of complying with the gross incomes tests discussed above, the Company will be deemed to have received a share of the income of the Partnership based on its capital interest in the Operating Partnership.

      Also, any resultant increase in the Company's REIT taxable income from its interest in the Operating Partnership (whether or not a corresponding cash distribution is also received from the Operating Partnership) will increase its distribution requirements (see "--Taxation of the Company--Annual Distribution Requirements"), but will not be subject to Federal income tax in the hands of the Company provided that an amount equal to such income is distributed by the Company to its shareholders. Moreover, for purposes of the REIT asset tests (see "--Taxation of the Company--Asset Tests"), the Company will include its proportionate share of assets held by the Operating Partnership (including the Operating Partnership's share of assets held through its interests in the joint venture partnerships).

      Entity Classification. The Company's interest in the Operating
Partnership involves special tax considerations, including the possibility of a challenge by the Service of the status of the Operating Partnership as a partnership (as opposed to an association taxable as a corporation for Federal income tax purposes). If the Operating Partnership were to be treated as an association, it would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of the Company's assets and items of gross income would change, which would preclude the Company from satisfying the REIT asset tests and the REIT gross income tests (see "--Taxation of the Company--Asset Tests" and "--Gross Income Tests"), which in turn would prevent the Company from qualifying as a REIT. (See "--Taxation of the Company--Failure to Qualify" above, for a discussion of the effect of the Company's failure to meet such tests.) A similar result could occur if any of the joint venture partnerships in which the Operating Partnership owns a partnership interest were classified as associations taxable as corporations.

      Tax Allocations with Respect to the Facilities. Pursuant to
Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as certain of the Facilities or interests therein), must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for Federal income tax purposes and do not affect the book capital accounts or other economic arrangements among the partners. The formation of the Operating Partnership included contributions of appreciated property (including certain of the Facilities or interests therein). Consequently, the Partnership Agreement requires certain allocations to be made in a manner consistent with Section 704(c) of the Code.

      In general, certain contributors of certain of the Facilities or interests therein will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the Operating Partnership on the contributed assets (including certain of such Facilities). This will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of
Section 704(c) do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale or a deemed sale, and accordingly variations from normal Section 704(c) principles may arise, which could result in the allocation of additional taxable income to the Company in excess of corresponding cash proceeds in certain circumstances.

      Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for Book-Tax Differences, including retention of the method under current law. The Operating Partnership and the Company will use the traditional method for making allocations under Section 704(c) with respect to the existing Facilities.

      With respect to any property purchased by the Operating Partnership subsequent to the admission of the Company to the Operating Partnership as well as certain Facilities acquired in taxable transactions, in general, such property will initially have a tax basis equal to its fair market value and
Section 704(c) of the Code will not apply.

      Sale of the Facilities. The Company's share of any gain realized by the Operating Partnership on the sale of any dealer property generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "Taxation of the Company--General" and "Gross Income
Tests--The 95% Test." Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends to hold (and, to the extent within its control, to have any joint venture in which the Operating Partnership is a partner so hold) the Facilities for investment with a view to long-term appreciation, to engage in the business of acquiring, owning, operating and developing the Facilities and other self-storage facilities, and to make such occasional sales of the Facilities and other facilities acquired subsequent to the date hereof as are consistent with the Company's investment objectives. Based upon the Company's investment objectives, the Company believes that overall the Facilities should not be considered dealer property and that the amount of income from prohibited transactions, if any, will not be material.

TAXATION OF SHAREHOLDERS

      Taxation of Taxable Domestic Shareholders. As long as the Company qualifies as a REIT, distributions made to the Company's taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its shares of beneficial interest of the Company. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that the Company makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the shareholder, reducing the tax basis of a shareholder's Common Shares by the amount of such excess distribution (but not below zero), with distributions in excess of the shareholder's tax basis being taxed as capital gains (if the Common Shares are held as a capital asset). In addition, any dividend declared by the Company in October, November or December of any year and payable to a shareholder of record on a specific date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to Company shareholders.

      In general, any loss upon a sale or exchange of Common Shares by a shareholder who has held such Common Shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions from the Company required to be treated by such shareholder as long-term capital gains.

      Backup Withholding. The Company will report to its domestic shareholders and to the Service the amount of dividends paid for each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding is available as a credit against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to the Company. See "Certain United States Tax Considerations for Non-U.S. Shareholders--Distributions from the Company--Capital Gain Dividends" below.

      Taxation of Tax-Exempt Shareholders. The Service has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Subject to the discussion below regarding a "pension-held REIT," based upon such ruling and the statutory framework of the Code, distributions by the Company to a shareholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code, that the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that the Company, consistent with its present intent, does not hold a residual interest in a REMIC.

      However, if any pension or other retirement trust that qualifies under
Section 401(a) of the Code ("qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT if (i) such REIT would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of shares of the REIT and (ii) at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT. The Company does not expect to be a "pension-held REIT."

OTHER TAX CONSIDERATIONS

      Subsidiary Company. The income of the Subsidiary Company is subject to Federal and state income tax at full corporate rates, and the Subsidiary Company cannot claim a deduction for the dividends it pays to its shareholders, including the Company. To the extent that the Subsidiary Company pays Federal, state or local taxes, it will have less cash available to distribute to its shareholders, thereby reducing cash available for distribution by the Company to its shareholders. The Subsidiary Company will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful.

      Possible Legislative or Other Actions Affecting Tax Consequences. Prospective shareholders should recognize that the present Federal income tax treatment of investment in the Company may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the Service and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. No assurance can be given as to the form or content (including with respect to effective dates) of any tax legislation which may be enacted. Revisions in Federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in the Company.

      In particular, the Treasury Department promulgated regulations on December 29, 1994 that would permit the Service to recharacterize transactions involving partnerships purporting to create tax advantages inconsistent with the intent of the partnership provisions of the Code. The intended application of these regulations is uncertain. Nonetheless, although the matter is not free from doubt, it is believed that these regulations will not adversely affect the Company's ability to qualify as a REIT.

      State and Local Taxes. The Company and its shareholders may be subject to state or local taxation, and the Company and the Operating Partnership may be subject to state or local tax withholding requirements, in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Common Shares.

                    CERTAIN UNITED STATES TAX CONSIDERATIONS
                           FOR NON-U.S. SHAREHOLDERS

      The following is a discussion of certain anticipated U.S. Federal income and U.S. Federal estate tax consequences of the ownership and disposition of shares of beneficial interest applicable to Non-U.S. Shareholders of such shares. A "Non-U.S. Shareholder" is (i) any individual who is neither a citizen nor resident of the United States, (ii) any corporation or partnership other than a corporation or partnership created or organized in the United States or under the laws of the United States or any state thereof or under the laws of the District of Columbia, (iii) any estate the income of which, from sources without the United States which is not effectively connected with the conduct of a trade or business within the United States, is not includable in gross income for United States Federal income tax purposes or (iv) any trust which is not a "United States Trust".
A United States Trust is (a) for taxable years beginning after December 31, 1996, or if the trustee of a trust elects to apply the following definition to an earlier taxable year, any trust if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. trustees have the authority to control all substantial decisions of the trust, and (b) for all other taxable years, any trust whose income is includible in gross income for United States Federal income tax purposes regardless of its source. The discussion is based on current law and is for general information only. The discussion does not address other aspects of U.S. Federal taxation other than income and estate taxation or all aspects of U.S. Federal income and estate taxation. The discussion does not consider any specific facts or circumstances that may apply to a particular Non-U.S. Shareholder.

      PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSEQUENCES OF HOLDING AND DISPOSING OF SHARES OF BENEFICIAL INTEREST.

DISTRIBUTIONS FROM THE COMPANY

      Ordinary Dividends. The portion of dividends received by Non-U.S. Shareholders payable out of the Company's earnings and profits that are not attributable to capital gains of the Company and that are not effectively connected with a U.S. trade or business of the Non-U.S. Shareholder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by treaty or the Non-U.S. Shareholder files an Internal Revenue Service Form 4224 with the Company certifying that the investment to which the distribution relates is effectively connected to a United States trade or business of such Non-U.S. Shareholder). Under certain limited circumstances, the amount of tax withheld may be refundable, in whole or in part, because of the tax status of certain partners or beneficiaries of Non-U.S. Shareholders that are either foreign partnerships or foreign estates or trusts. In general, Non-U.S. Shareholders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of shares of beneficial interest. In cases where the dividend income from a Non-U.S. Shareholder's investment in shares of beneficial interest is (or is treated as) effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax (unless reduced by treaty) in the case of a Non-U.S. Shareholder that is a foreign corporation).

      Under currently applicable Treasury regulations, withholding agents are required to determine the applicable withholding rate pursuant to the appropriate tax treaty, and withhold the appropriate amount. Treasury regulations proposed in 1996, which have not been adopted, and are, therefore, not currently effective, would, if and when they become effective, require Non-U.S. Shareholders to file a form W-8 to obtain the benefit of any applicable tax treaty providing for a lower rate of withholding tax on dividends paid after December 31, 1997. Such form would require a representation by the holder as to foreign status, the holder's name and permanent residence address, the basis for a reduced withholding rate (e.g., the relevant tax treaty) and other pertinent information, to be certified by such holder under penalties of perjury. Such information is subject to being reported to the Internal Revenue Service. A permanent resident address for this purpose generally is the address in the country where the person claims to be a resident for the purpose of the country's income tax. If the beneficial holder is a corporation, then the address is where the corporation maintains its principal office in its country of incorporation.

      Capital Gain Dividends. Under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), any distribution made by the Company to a Non-U.S. Shareholder, to the extent attributable to gains from dispositions of United States Real Property Interests ("USRPIs") by the Company ("USRPI Capital Gains"), will be considered effectively connected with a U.S. trade or business of the Non-U.S. Shareholder and subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether such distribution is designated as a capital gain dividend.
In addition, the Company will be required to withhold tax equal to 35% of the amount of such distribution to the extent it constitutes USRPI Capital Gains. Such distribution may also be subject to the 30% branch profits tax (unless reduced by treaty) in the case of a Non-U.S. Shareholder that is a foreign corporation.

      Non-Dividend Distributions. Any distributions by the Company that exceed both current and accumulated earnings and profits of the Company will not be taxed as either ordinary dividends or capital gain dividends. See "Federal Income Tax Considerations--Taxation of Shareholders--Taxation of Taxable Domestic Shareholders." However, if it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding. Should this occur, the Non-U.S. Shareholder may seek a refund of overwithholding from the Service once it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

DISPOSITIONS OF SHARES OF BENEFICIAL INTEREST

      Unless the shares of beneficial interest constitute USRPIs, a sale or exchange of shares of beneficial interest by a Non-U.S. Shareholder generally will not be subject to U.S. taxation under FIRPTA. The shares of beneficial interest will not constitute USRPIs if the Company is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Shareholders. It is currently anticipated that the Company will be a domestically controlled REIT and, therefore, that the sale of shares of beneficial interest will not be subject to taxation under FIRPTA. No assurance can be given that the Company will continue to be a domestically controlled REIT.

      If the Company does not constitute a domestically controlled REIT, a Non-U.S. Shareholder's sale or exchange of shares of beneficial interest generally will still not be subject to tax under FIRPTA as a sale of USRPIs provided that (i) the Company's shares of beneficial interest are "regularly traded" (as defined by applicable Treasury regulations) on an established securities market (e.g., the NYSE, on which the Common Shares are listed) and
(ii) the selling Non-U.S. Shareholder held 5% or less of the Company's outstanding shares of beneficial interest at all times during a specified testing period.

      If gain on the sale or exchange of shares of beneficial interest were subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, and the purchaser of shares of beneficial interest could be required to withhold 10% of the purchase price and remit such amount to the Service. The branch profits tax would not apply to such sales or exchanges.

      Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Shareholder in two cases: (i) if the Non-U.S. Shareholder's investment in shares of beneficial interest is effectively connected with a U.S. trade or business conducted by such Non-U.S. Shareholder, the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain or (ii) if the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to 30% tax on the individual's capital gain (unless reduced or eliminated by treaty).

FEDERAL ESTATE TAX

      Shares of beneficial interest owned or treated as owned by an individual who is not a citizen or "resident" (as specifically defined for U.S. Federal estate tax purposes) of the United States at the time of death will be includable in the individual's gross estate for U.S. Federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual's estate may be subject to U.S. Federal estate tax on the property includable in the estate for U.S. Federal estate tax purposes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

      The Company must report annually to the Service and to each Non-U.S. Shareholder the amount of dividends (including any capital gain dividends) paid to, and the tax withheld with respect to, each Non-U.S. Shareholder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of these returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Shareholder resides.

      U.S. backup withholding (which generally is imposed at the rate of 31% on certain payments to persons that fail to furnish the information required under the U.S. information reporting requirements) and information reporting will generally not apply to dividends (including any capital gain dividends) paid on shares of beneficial interest to a Non-U.S. Shareholder at an address outside the United States. The proposed Treasury regulations referred to under "-- Distributions from the Company -- Ordinary Dividends," in general, would similarly require a Non-U.S. Shareholder to provide the form W-8 previously referred to in order for dividends paid after December 31, 1997 to be exempt from backup withholding and information reporting.

      The payment of the proceeds from the disposition of shares of beneficial interest to or through a U.S. office of a broker will be subject to information reporting and backup withholding unless the owner, under penalties of perjury, certifies, among other things, its status as a Non-U.S. Shareholder, or otherwise establishes an exemption. The payment of the proceeds from the disposition of shares of beneficial interest to or through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding and information reporting, except as noted below. In the case of a payment of proceeds from the disposition of shares of beneficial interest to or through a non-U.S. office of a broker which is (i) a U.S. person, (ii) a "controlled foreign corporation" for U.S. Federal income tax purposes or (iii) a foreign person 50% or more of whose gross income for certain periods is derived from a U.S. trade or business, information reporting (but not backup withholding) will apply unless the broker has documentary evidence in its files that the holder is a Non-U.S. Shareholder (and the broker has no actual knowledge to the contrary) and certain other conditions are met, or the holder otherwise establishes an exemption. Under proposed Treasury regulations, a payment of the proceeds from the disposition of shares of beneficial interest to or through such broker will be subject to backup withholding if such broker has actual knowledge that the holder is a U.S. person.

      Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-U.S. Shareholder's U.S. Federal income tax liability, provided that required information is furnished to the Service.

      These backup withholding and information reporting rules are currently under review by the Treasury Department, and their application to shares of beneficial interest is subject to change.

                              PLAN OF DISTRIBUTION

      This Prospectus relates to (i) the possible issuance by the Company of the Exchange Shares if, and to the extent that, holders of Original Units exchange such Original Units for Common Shares, (ii) the offer and sale from time to time of the Original Shares by the holders thereof and (iii) the offer and sale from time to time of any Exchange Shares that may be issued to persons who may be affiliates of the Company by such persons. The Company has registered the Exchange Shares, Original Shares and the Secondary Shares for sale to provide the holders thereof with freely tradeable securities, but registration of such Common Shares does not necessarily mean that any of such Common Shares will be issued by the Company or offered or sold by the holders thereof.

      The Company will not receive any proceeds from the offering by the Selling Shareholders or from the issuance of the Exchange Shares to holders of Original Units.

      The sale of the Secondary Shares by the Selling Shareholders may be effected from time to time by selling Secondary Shares directly to purchasers or to or through brokers. In connection with any such sale, any such broker may act as agent for the Selling Shareholders or may purchase from the Selling Shareholders all or a portion of the Secondary Shares as principal. Such sales may be made on the NYSE or other exchanges on which the Common Shares are then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then-current market prices or at prices otherwise negotiated.

      The Selling Shareholders may from time to time offer the Secondary Shares through dealers or agents, who may receive compensation in the form of commissions from the Selling Shareholders and/or the purchasers of Secondary Shares for whom they may act as agent.

      The Company has no obligation under the Registration Rights Agreement to retain any underwriter to effect the sale of the Common Shares covered thereby; however, the Selling Shareholders may from time to time offer the Secondary Shares in one or more underwritten transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Any such underwritten offering may be on a "best efforts" or a "firm commitment" basis. In connection with any such underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or from purchasers of Secondary Shares for whom they may act as agent. Underwriters may sell Secondary Shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Under agreements that may be entered into by the Company, underwriters who participate in the distribution of Secondary Shares may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters may be required to make in respect thereof.

      Without limiting any of the foregoing, sales of the Secondary Shares may be in the form of secondary distributions, exchange distributions, block trades, ordinary brokerage transactions, sales pursuant to Rule 144 or a combination of such methods of sale.

      The Selling Shareholders and any underwriters, dealers or agents that participate in the distribution of Secondary Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of Secondary Shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

      At the time a particular offer of Secondary Shares is made, a Prospectus Supplement, if required, will be distributed that will set forth the names of any underwriters, dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any other required information. The Secondary Shares may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.

      In order to comply with the securities laws of certain states, if applicable, the Secondary Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Secondary Shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

      The Company may from time to time issue up to 858,275 Exchange Shares upon the acquisition of the Original Units exchanged therefor. The Company will acquire one Unit in the Operating Partnership in exchange for each Exchange Share that the Company may issue to Unitholders pursuant to the Registration Statement of which this Prospectus is a part. Consequently, with each exchange, the Company's interest in the Operating Partnership will increase.

                                    EXPERTS

      The consolidated and combined financial statements and related schedule of Storage Trust Realty and Predecessor Company (as defined in such financial statements) at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The Historical Summaries of Combined Gross Revenue and Direct Operating Expenses with respect to two facilities acquired since December 31, 1995 for the year ended December 31, 1995, included in the Company's Current Report on Form 8-K dated May 24, 1996 (filed June 7, 1996) and incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The Historical Summaries of Combined Gross Revenue and Direct Operating Expenses with respect to nine facilities acquired since December 31, 1995 for the year ended December 31, 1995, included in the Company's Current Report on Form 8-K dated September 16, 1996 (filed October 29, 1996) and incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be (to the extent covered by consents filed with the Securities and Exchange Commission), incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements given upon the authority of such firm as experts in accounting and auditing. The historical summary of combined gross revenue and direct operating expenses of the 25 Facilities acquired on May 24, 1996 from Balcor/Colonial Storage Income Fund-86 for the year ended December 31, 1995 has been incorporated by reference in the Registration Statement, of which this Prospectus is a part, in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

      The validity of the Common Shares offered pursuant to this Prospectus will be passed upon for the Company by Mayer, Brown & Platt.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
         -------------------------------------------

      The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, all of which will be paid by the Registrant:

      SEC registration fee                 $ 6,711
      Printing and duplicating expenses      3,000
      Legal fees                            30,000
      Accounting fees and expenses          10,000
      Miscellaneous expenses                10,000
                                           -------
           Total                           $59,711
                                           =======

ITEM 15. INDEMNIFICATION OF TRUSTEES AND OFFICERS.
         ----------------------------------------

      As permitted by Maryland law, the Declaration of Trust provides that a Trustee or officer of the Company shall not be liable for monetary damages to the Company or its shareholders for any act or omission in the performance of his duties, except to the extent that (1) the person actually received an improper benefit or profit in money, property or services or (2) the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated.

      The Registrant's officers and Trustees will be indemnified under the Declaration of Trust and Bylaws of the Registrant, certain indemnification agreements with the Company and the Partnership Agreement of the Operating Partnership against certain liabilities. The Declaration of Trust and Bylaws require the Registrant to indemnify its Trustees and officers, among others, against claims and liabilities and reasonable expenses actually incurred by them in connection with any claim or liability to which they become subject by reason of their services in those or other capacities unless it is established that the act or omission of the Trustee or officer was material to the matter giving rise to the proceeding and was committed in bad faith, or was the result of active and deliberate dishonesty or the Trustee or officer actually received an improper personal benefit, or, in the case of any criminal proceeding, the Trustee or officer had reasonable cause to believe that the act or omission was unlawful. The indemnification agreements offer substantially the same scope of coverage afforded by provisions in the Declaration of Trust and the Bylaws.

      The Partnership Agreement of the Operating Partnership also provides for indemnification of the Registrant and its officers and Trustees to the same extent indemnification is provided to officers and Trustees of the Registrant in its Declaration of Trust, and limits the liability of the Registrant and its officers and Trustees to the Operating Partnership and its partners to the same extent the liability of the officers and Trustees of the Registrant to the Registrant and its shareholders is limited under the Registrant's Declaration of Trust.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
         ------------------------------------------

      See the Exhibit Index included herewith which is hereby incorporated herein by reference.

ITEM 17. UNDERTAKINGS.
         ------------

      The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                Provided, however, that paragraphs (a)(i) and (a)(ii) do
                --------  -------
                not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
                Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of Storage Trust Realty, a Maryland real estate investment trust, and each of the undersigned Trustees and officers of Storage Trust Realty, hereby constitutes and appoints Gordon Burnam, Michael G. Burnam, P. Crismon Burnam and Stephen M. Dulle its, his or her true and lawful attorneys-in-fact and agents, for it, him or her and in its, his or her name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this Registration Statement, and to file each such amendment to this Registration Statement with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done, as fully and to all intents and purposes as it, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Missouri on November 7, 1996.

                               STORAGE TRUST REALTY


                               By /s/ MICHAEL G. BURNAM
                               ---------------------------------------------
                                              Michael G. Burnam
                                              Its: Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 7, 1996.

            NAME                                TITLE
            ----                                -----
/s/ MICHAEL G. BURNAM          Chief Executive Officer and Trustee
-----------------------------  (Principal Executive Officer)
Michael G. Burnam


/s/ STEPHEN M. DULLE           Chief Financial Officer
-----------------------------  (Principal Accounting and Financial Officer)
Stephen M. Dulle


/s/ GORDON BURNAM              Chairman of the Board of Trustees
-----------------------------
Gordon Burnam


/s/ P. CRISMON BURNAM          Chief Operating Officer and Trustee
-----------------------------
P. Crismon Burnam


/s/ BLAKE EAGLE                Trustee
-----------------------------
Blake Eagle


/s/ RANDALL K. ROWE            Trustee
-----------------------------
Randall K. Rowe


/s/ DANIEL C. STATON           Trustee
-----------------------------
Daniel C. Staton

/s/ FREDRICK W. PETRI          Trustee
-----------------------------
Fredrick W. Petri


                               INDEX TO EXHIBITS

EXHIBIT                     DOCUMENT DESCRIPTION
-------                     --------------------
NUMBER
------
 4.1     Second Amended and Restated Declaration of Trust of the Registrant
         (Incorporated by reference to exhibit 3.5 to Registration Statement
         No. 33-83016).

 4.2 Amended and Restated Bylaws of the Registrant (Incorporated by reference to exhibit 3.4 to Registration Statement No. 33-83016).

 4.3     Amended and Restated Agreement of Limited Partnership of Storage
         Trust Properties, L.P. (Incorporated by reference to exhibit 10.1 to the Registrant's Annual Report on Form 10-K for the year ended
         December 31, 1994).

 4.4 Form of Common Share Certificate (Incorporated by reference to exhibit 4.1 to Registration Statement No. 33-83016).

 5.1     Opinion of Mayer, Brown & Platt.

 8.1     Tax Opinion of Mayer, Brown & Platt.

10.1 Registration Rights and Lock-Up Agreement between the Registrant and certain investors (Incorporated by reference to exhibit 10.6 to Registration Statement No. 33-92556).

23.1     Consent of Ernst & Young LLP.

23.2     Consent of KPMG Peat Marwick LLP.

23.3     Consent of Mayer, Brown & Platt (Included in the opinions filed as
         Exhibit 5.1 and Exhibit 8.1 to this Registration Statement).

24.1     Power of Attorney (Included at page II-4 of this Registration
         Statement).